                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                            MERCHANTS BANCORP, INC.,


                         OLD KENT FINANCIAL CORPORATION


                                       AND

                        MERCHANTS ACQUISITION CORPORATION


                            Dated as of July 29, 1999

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----

ARTICLE I - THE TRANSACTION.........................................................................1
         1.1  MERGER OF MERGERSUB WITH AND INTO MERCHANTS...........................................1
         1.2  THE CLOSING...........................................................................2
         1.3  EFFECTIVE TIME OF THE MERGER..........................................................2
         1.4  ADDITIONAL ACTIONS....................................................................2
         1.5  SURVIVING CORPORATION.................................................................3
         1.6  BANK CONSOLIDATION....................................................................3

ARTICLE II - CONVERSION AND EXCHANGE OF SHARES......................................................3
         2.1  CONVERSION OF SHARES..................................................................4
         2.2  UPSET PROVISION.......................................................................5
         2.3  ADJUSTMENTS...........................................................................6
         2.4  INCREASE IN OUTSTANDING SHARES OF MERCHANTS COMMON STOCK..............................8
         2.5  CESSATION OF STOCKHOLDER STATUS.......................................................8
         2.6  DIVIDEND REINVESTMENT PLAN............................................................8
         2.7  SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK...............9
         2.8  NO FRACTIONAL SHARES.................................................................10
         2.9  STOCK OPTIONS........................................................................10

ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES............................................11
         3.1  AUTHORIZATION, NO CONFLICTS, ETC.....................................................11
         3.2  ORGANIZATION AND GOOD STANDING.......................................................13
         3.3  SUBSIDIARIES.........................................................................13
         3.4  CAPITAL STOCK........................................................................13
         3.5  OLD KENT COMMON STOCK................................................................14
         3.6  FINANCIAL STATEMENTS.................................................................14
         3.7  ABSENCE OF UNDISCLOSED LIABILITIES...................................................15
         3.8  ABSENCE OF MATERIAL ADVERSE CHANGE...................................................15
         3.9  ABSENCE OF LITIGATION................................................................15
         3.10  REGULATORY FILINGS..................................................................15
         3.11  REGISTRATION STATEMENT, ETC.........................................................16
         3.12  INVESTMENT BANKERS AND BROKERS......................................................16
         3.13  ACCOUNTING AND TAX TREATMENT........................................................16
         3.14  AGREEMENTS WITH BANK REGULATORS.....................................................17
         3.15  RESERVE FOR LOAN LOSSES.............................................................17
         3.16  PUBLIC COMMUNICATIONS; SECURITIES OFFERING..........................................17
         3.17  YEAR 2000 COMPLIANCE................................................................17
         3.18  TRUE AND COMPLETE INFORMATION.......................................................18

ARTICLE IV - MERCHANTS' REPRESENTATIONS AND WARRANTIES.............................................18
         4.1  AUTHORIZATION, NO CONFLICTS, ETC.....................................................18
         4.2  ORGANIZATION AND GOOD STANDING.......................................................19
         4.3  SUBSIDIARIES.........................................................................20



         4.4  CAPITAL STOCK........................................................................21
         4.5  AMENDMENT OF MERCHANTS RIGHTS........................................................22
         4.6  FINANCIAL STATEMENTS.................................................................22
         4.7  ABSENCE OF UNDISCLOSED LIABILITIES...................................................23
         4.8  ABSENCE OF MATERIAL ADVERSE CHANGE...................................................23
         4.9  ABSENCE OF LITIGATION................................................................23
         4.10  NO INDEMNIFICATION CLAIMS...........................................................23
         4.11  CONDUCT OF BUSINESS.................................................................23
         4.12  CONTRACTS...........................................................................24
         4.13   REGULATORY FILINGS.................................................................24
         4.14  REGISTRATION STATEMENT, ETC.........................................................24
         4.15  AGREEMENTS WITH BANK REGULATORS.....................................................25
         4.16  TAX MATTERS.........................................................................25
         4.17  TITLE TO PROPERTIES.................................................................26
         4.18  CONDITION OF REAL PROPERTY..........................................................27
         4.19  REAL AND PERSONAL PROPERTY LEASES...................................................28
         4.20  ASSIGNMENT..........................................................................28
         4.21  REQUIRED LICENSES, PERMITS, ETC.....................................................28
         4.22  DATA PROCESSING AND OTHER MATERIAL CONTRACTS........................................28
         4.23  CERTAIN EMPLOYMENT MATTERS..........................................................29
         4.24  EMPLOYEE BENEFIT PLANS..............................................................30
         4.25  ENVIRONMENTAL MATTERS...............................................................31
         4.26  DUTIES AS FIDUCIARY.................................................................33
         4.27  INVESTMENT BANKERS AND BROKERS......................................................33
         4.28  FAIRNESS OPINION....................................................................34
         4.29  MERCHANTS-RELATED PERSONS...........................................................34
         4.30  CHANGE IN BUSINESS RELATIONSHIPS....................................................34
         4.31  INSURANCE...........................................................................34
         4.32  BOOKS AND RECORDS...................................................................35
         4.33  LOAN GUARANTEES.....................................................................35
         4.34  EVENTS SINCE DECEMBER 31, 1998......................................................35
         4.35  RESERVE FOR LOAN AND LEASE LOSSES...................................................36
         4.36  LOAN ORIGINATION AND SERVICING......................................................36
         4.37  PUBLIC COMMUNICATIONS; SECURITIES OFFERING..........................................36
         4.38  NO INSIDER TRADING..................................................................36
         4.39  YEAR 2000 COMPLIANCE................................................................36
         4.40  JOINT VENTURES; STRATEGIC ALLIANCES.................................................37
         4.41  POLICIES AND PROCEDURES.............................................................37
         4.42  ACCOUNTING AND TAX TREATMENT........................................................37
         4.43  TRUE AND COMPLETE INFORMATION.......................................................38

ARTICLE V - COVENANTS PENDING CLOSING..............................................................38
         5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION........................................38
         5.2  CHANGES AFFECTING REPRESENTATIONS....................................................39
         5.3  MERCHANTS' CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME............................39
         5.4  APPROVAL OF PLAN OF MERGER BY MERCHANTS STOCKHOLDERS.................................43




         5.5  REGULAR DIVIDENDS....................................................................44
         5.6  TECHNOLOGY-RELATED CONTRACTS.........................................................44
         5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES........................45
         5.8  INDEMNIFICATION AND INSURANCE........................................................46
         5.9  EXCLUSIVE COMMITMENT.................................................................46
         5.10  REGISTRATION STATEMENT..............................................................47
         5.11  OTHER FILINGS.......................................................................48
         5.12  MISCELLANEOUS AGREEMENTS AND CONSENTS...............................................48
         5.13  ACCESS AND INVESTIGATION............................................................48
         5.14  CONFIDENTIALITY.....................................................................49
         5.15  ENVIRONMENTAL INVESTIGATION.........................................................50
         5.16  EMPLOYMENT AMENDMENTS...............................................................51
         5.17  TERMINATION OF THRIFT PLAN..........................................................51
         5.18  ACCOUNTING AND TAX TREATMENT........................................................51
         5.19  PUBLIC ANNOUNCEMENTS................................................................51
         5.20  YEAR 2000 PREPARATIONS..............................................................51

ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS........................................52
         6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.......................................52
         6.2  OPINION OF LEGAL COUNSEL.............................................................52
         6.3  REQUIRED REGULATORY APPROVALS........................................................52
         6.4  STOCKHOLDER APPROVAL.................................................................52
         6.5  ORDER, DECREE, ETC...................................................................52
         6.6  PROCEEDINGS..........................................................................53
         6.7  TAX MATTERS..........................................................................53
         6.8  REGISTRATION STATEMENT...............................................................53
         6.9  CERTIFICATE AS TO OUTSTANDING SHARES.................................................53
         6.10  CHANGE OF CONTROL WAIVERS...........................................................54
         6.11  POOLING ASSURANCES..................................................................54

ARTICLE VII - CONDITIONS PRECEDENT TO MERCHANTS' OBLIGATIONS.......................................54
         7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.......................................54
         7.2  OPINION OF LEGAL COUNSEL.............................................................55
         7.3  REQUIRED REGULATORY APPROVALS........................................................55
         7.4  STOCKHOLDER APPROVAL.................................................................55
         7.5  ORDER, DECREE, ETC...................................................................55
         7.6  TAX MATTERS..........................................................................55
         7.7  REGISTRATION STATEMENT...............................................................56
         7.8  FAIRNESS OPINION.....................................................................56
         7.9  LISTING OF SHARES....................................................................56
         7.10  EXCHANGE AGENT CERTIFICATE..........................................................56

ARTICLE VIII - ABANDONMENT OF MERGER...............................................................56
         8.1  MUTUAL ABANDONMENT...................................................................56
         8.2  UPSET DATE...........................................................................56
         8.3  OLD KENT'S RIGHTS TO TERMINATE.......................................................57




         8.4  MERCHANTS' RIGHTS TO TERMINATE.......................................................57
         8.5  EFFECT OF TERMINATION................................................................58

ARTICLE IX - MISCELLANEOUS.........................................................................58
         9.1  "MATERIAL ADVERSE EFFECT" DEFINED....................................................58
         9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS...........................59
         9.3  AMENDMENT............................................................................59
         9.4  EXPENSES.............................................................................59
         9.5  SPECIFIC ENFORCEMENT.................................................................59
         9.6  JURISDICTION; VENUE; JURY............................................................59
         9.7  WAIVER...............................................................................60
         9.8  NOTICES..............................................................................60
         9.9  GOVERNING LAW........................................................................61
         9.10  ENTIRE AGREEMENT....................................................................61
         9.11  THIRD PARTY BENEFICIARIES...........................................................61
         9.12  COUNTERPARTS........................................................................61
         9.13  FURTHER ASSURANCES; PRIVILEGES......................................................61
         9.14  HEADINGS, ETC.......................................................................61
         9.15  CALCULATION OF DATES AND DEADLINES..................................................61
         9.16  SEVERABILITY........................................................................62
         9.17   OLD KENT'S ASSURANCES REGARDING MERGERSUB..........................................62


DEFINITIONS
-----------
AMEX................................................................................................5
Bank Consolidation..................................................................................3
Bank Consolidation Agreement........................................................................3
Book Entry Shares...................................................................................9
Business Combination...............................................................................47
Business Day........................................................................................2
Call Reports.......................................................................................23
CERCLA.............................................................................................32
Certificates of Merger..............................................................................2
Closing.............................................................................................2
Constituent Corporation.............................................................................1
Control............................................................................................20
Designated Contracts...............................................................................54
DGCL................................................................................................1
Effective Time......................................................................................2
Employee Benefit Plan..............................................................................30
Employment Amendments..............................................................................51
Employment-Related Payments........................................................................29
Environmental Laws.................................................................................32
Environmental Risk.................................................................................50
ERISA..............................................................................................30
Ex-Date.............................................................................................5
Exchange Act.......................................................................................36
Exchange Agent......................................................................................9
Exchange Ratio......................................................................................4
FDIA...............................................................................................13
FDIC...............................................................................................15
Federal Bank Holding Company Act...................................................................13
Federal Reserve Board..............................................................................13
FIB................................................................................................16
Fiduciary Event....................................................................................44
Final Index Price...................................................................................5
Final Old Kent Price................................................................................5
Floor Old Kent Price................................................................................5
GAAP...............................................................................................14
Hazardous Substance................................................................................31
Illinois Act.......................................................................................21
Index Companies.....................................................................................5
Initial Index Date..................................................................................5
Initial Index Price.................................................................................5
Initial Old Kent Price..............................................................................5
Insurance Amount...................................................................................46
Internal Revenue Code...............................................................................1



IRS................................................................................................26
Material Adverse Effect............................................................................58
McDonald...........................................................................................33
Merchants...........................................................................................1
Merchants Affiliate Agreements.....................................................................45
Merchants Bank......................................................................................1
Merchants Common Stock..............................................................................3
Merchants Disclosure Statement.....................................................................18
Merchants DRIP......................................................................................8
Merchants Retirement Plan...........................................................................8
Merchants Rights...................................................................................21
Merchants Rights Agreement.........................................................................21
Merchants' Financial Statements....................................................................22
Merchants' Leases..................................................................................28
Merchants' Real Property...........................................................................27
Merchants' Representatives.........................................................................33
Merchants-Related Person...........................................................................34
Merger..............................................................................................1
MergerSub...........................................................................................1
Michigan Act........................................................................................1
Michigan Banking Code...............................................................................3
NASDAQ..............................................................................................5
National Bank Act..................................................................................21
Notifying Party....................................................................................39
NYSE................................................................................................5
OCC................................................................................................16
Old Certificates....................................................................................8
Old Kent............................................................................................1
Old Kent Common Stock...............................................................................4
Old Kent Disclosure Statement......................................................................11
Old Kent DRIP.......................................................................................7
Old Kent Rights....................................................................................13
Old Kent Rights Agreement..........................................................................13
Old Kent's Financial Statements....................................................................14
Option Agreement....................................................................................1
Option Plan.........................................................................................8
PBGC...............................................................................................31
Permitted Issuances.................................................................................8
Phase I............................................................................................50
Phase II and III Work..............................................................................50
Plan of Merger......................................................................................1
Premises...........................................................................................32
Pricing Period......................................................................................5
Proposal...........................................................................................47
Prospectus and Proxy Statement.....................................................................16
Registration Statement.............................................................................16



SEC................................................................................................15
Securities Act.....................................................................................45
Stay...............................................................................................41
Stock Distribution..................................................................................5
Stockholders' Meeting..............................................................................43
Superior Proposal..................................................................................44
Surviving Corporation...............................................................................1
Tax Returns........................................................................................25
Taxes..............................................................................................25
Technology-Related Contracts.......................................................................45
Transaction Documents..............................................................................16
Unexercised Options................................................................................10
Upset Condition.....................................................................................5
Year 2000 Assets...................................................................................18
Year 2000 Ready....................................................................................18




EXHIBITS
--------
     A   -    Form of Stock Option Agreement .....................................................A-1
     B   -    Index Companies ....................................................................B-1
     C   -    Form of Disclosure Statement .......................................................C-1
     D   -    Schedule of Additional Information .................................................D-1
     E   -    Form of Merchants' Affiliate Agreement .............................................E-1
     F   -    Form of Merchants' Counsel's Legal Opinion .........................................F-1
     G   -    Form of Old Kent's Counsel's Legal Opinion .........................................G-1
     H   -    Designated Contracts ...............................................................H-1


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "PLAN OF MERGER") is made as of July 29, 1999, between MERCHANTS BANCORP, INC., a Delaware corporation, headquartered at 1851 West Galena Boulevard, Aurora, Illinois 60507 ("MERCHANTS"), OLD KENT FINANCIAL CORPORATION, a Michigan corporation ("OLD KENT"), and MERCHANTS ACQUISITION CORPORATION, a Michigan corporation and wholly owned subsidiary of Old Kent, each headquartered at 111 Lyon Street, N.W., Grand Rapids, Michigan 49503 ("MERGERSUB").

         Old Kent and Merchants desire that Merchants and its subsidiaries become affiliated with Old Kent. The affiliation would be effected through the merger of MergerSub with and into Merchants in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT"), and the Delaware General Corporation Law, as amended (the "DGCL"). The transactions contemplated by, and described in, this Plan of Merger are referred to as the "MERGER."

         Old Kent has formed MergerSub solely for the purpose of effectuating the Merger. As soon as reasonably practicable following the consummation of the Merger, Old Kent intends to cause Merchants to be liquidated and dissolved, and to cause Merchants' wholly owned subsidiary, The Merchants National Bank of Aurora ("MERCHANTS BANK"), to be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank, a Michigan banking corporation.

         It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"). It is also intended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

         As a condition to, and concurrently with the execution of, this Plan of Merger, Merchants and Old Kent are entering into a Stock Option Agreement attached as EXHIBIT A (the "OPTION AGREEMENT"). Merchants' execution and delivery of the Option Agreement is an inducement for Old Kent to enter into this Plan of Merger.

         In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                           ARTICLE I - THE TRANSACTION

         Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

         1.1 MERGER OF MERGERSUB WITH AND INTO MERCHANTS. At the Effective Time, MergerSub shall be merged with and into Merchants. Merchants and MergerSub are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be Merchants (the "SURVIVING CORPORATION"). The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Section 252 of the DGCL with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Delaware. In the event of material changes in applicable federal or state tax laws, rules, regulations, interpretations, or case law, or in the event that Old Kent is advised by its independent tax accountants that a different corporate structure for the transactions contemplated by this Plan of Merger would be more advantageous to Old Kent from a financial, tax, or accounting perspective, then Merchants agrees to cooperate with Old Kent to effect a restructuring of these transactions; PROVIDED, that the Merger continues to qualify as a tax-free reorganization under the Internal Revenue Code and the Effective Time of the Merger is not delayed by more than 30 days.

         1.2 THE CLOSING. The "CLOSING" for the Merger shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on the earliest date specified by either Old Kent or

Merchants upon ten Business Days' (defined below) written notice (or at the election of Old Kent, on the last Business Day of the month) after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities, and the expiration of all related statutory waiting periods, legally required to consummate the Merger; and (b) adoption of this Plan of Merger by Merchants' stockholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent and MergerSub or Merchants as set forth in Articles VI and VII, respectively. The Closing shall not be convened prior to the day after Old Kent's dividend record date during the first quarter of 2000 without Old Kent's express written consent. Upon completion of the Closing, Merchants and MergerSub shall each execute and file the certificate of merger as required by the Michigan Act and by the DGCL to effect the Merger (together, the "CERTIFICATES OF MERGER").

         1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated following the Closing by filing the Certificates of Merger in the manner required by law. The "EFFECTIVE TIME" of the Merger shall be as of the time and date to be elected by Old Kent and specified in the Certificates of Merger, but not later than five Business Days after the Closing occurs. As used in this Plan of Merger, the term "BUSINESS DAY" means any day other than a Saturday, Sunday, or day on which the Federal Reserve Bank of Chicago is required or authorized by law or executive order to be closed.

         1.4 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of MergerSub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. MergerSub hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This irrevocable power of attorney shall only be operative following the Effective Time. The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of MergerSub to take any and all such action contemplated by this Plan of Merger.

         1.5 SURVIVING CORPORATION. Immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

                  1.5.1 NAME. The name of the Surviving Corporation shall be "Merchants Bancorp, Inc."

                  1.5.2 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Merchants as in effect immediately prior to the Effective Time, without change.

                  1.5.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Merchants as in effect immediately prior to the Effective Time, without change.

                  1.5.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of MergerSub immediately prior to the Effective Time.

                  1.5.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of MergerSub immediately prior to the Effective Time.

         1.6 BANK CONSOLIDATION. After the Effective Time, Old Kent intends to consolidate Merchants Bank with and into Old Kent Bank resulting in a single Michigan banking corporation, which shall be Old Kent Bank (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLIDATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "MICHIGAN BANKING CODE"), and by other applicable laws, containing terms and conditions not inconsistent with this Plan of Merger, as determined by Old Kent Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. To obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Merchants and Merchants Bank shall approve, adopt, execute, and deliver the Bank Consolidation Agreement and take other reasonable steps prior to the Effective Time to effect the Bank Consolidation; PROVIDED that Merchants shall not be required to incur any material cost or take any irrevocable action in connection with its obligations under this Section.


                 ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

         Subject to the terms and conditions of this Plan of Merger and as a result of the Merger, all Common Stock, $1.00 par value per share, of Merchants ("MERCHANTS COMMON STOCK") shall be converted into Common Stock, $1 par value per share, of Old Kent ("OLD KENT COMMON STOCK") as follows:

         2.1  CONVERSION OF SHARES.  As of the Effective Time:

                  2.1.1 CONVERSION OF MERCHANTS COMMON STOCK. Except as provided in Article II, each share of Merchants Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.83 (the "EXCHANGE RATIO") shares of validly issued, fully paid, and nonassessable Old Kent Common Stock.

                  2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger shall have attached to it the number of "Old Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.4.1 (CLASSES AND SHARES -- OLD
         KENT)) that are attached to each issued and outstanding share of Old

         Kent Common Stock at the Effective Time. No Old Kent Rights shall be attached to Old Kent Common Stock if the Old Kent Rights are then separately transferable.

                  2.1.3 CONVERSION OF MERGERSUB COMMON STOCK. Each share of Common Stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted automatically into and become one fully paid and nonassessable share of common stock, $1.00 par value per share, of the Surviving Corporation. As a result of the Merger, Old Kent shall own all of the issued and outstanding shares of the Surviving Corporation.

                  2.1.4 NO CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock and each Old Kent Right outstanding immediately prior to the Effective Time shall continue to be outstanding without any change.

                  2.1.5 STOCK HELD BY OLD KENT. Each share of Merchants Common Stock, if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary or representative capacity for a person other than Old Kent or any of its subsidiaries, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

                  2.1.6 TREASURY SHARES. Each share of Merchants Common Stock held by Merchants as a treasury share, if any, shall be canceled and no Old Kent Common Stock or other consideration shall be issuable or payable with respect to any such share.

                  2.1.7 MERCHANTS COMMON STOCK NO LONGER OUTSTANDING. Each share of Merchants Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time, no longer be outstanding and shall represent only the right to receive shares of Old Kent Common Stock as provided in this Plan of Merger, together with any dividends and other distributions payable as provided in Section 2.7.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in Section 2.8 (NO FRACTIONAL SHARES).

         2.2 UPSET PROVISION. After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING), Merchants shall have the right to terminate this Plan of Merger if the "Upset Condition" then exists.

                  2.2.1 UPSET CONDITION. The "UPSET CONDITION" shall exist if both of the following conditions then exist:

                        (a) The Final Old Kent Price (defined below) is less
                  than $36.4969 (the "FLOOR OLD KENT PRICE"); and

                         (b) The number determined by dividing the Final Old
                  Kent Price by $42.9375 (the "INITIAL OLD KENT PRICE") is less than the number obtained by subtracting (i) 0.15 from (ii) the quotient obtained by dividing the Final Index Price (defined below) by the Initial Index Price (defined below).

                  2.2.2 FINAL OLD KENT PRICE. The "FINAL OLD KENT PRICE" means the average of the closing prices per share of Old Kent Common Stock reported on the New York Stock Exchange ("NYSE") for the ten consecutive full trading days ending on the eleventh Business Day prior to the date of the Closing (the "PRICING PERIOD"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

                  2.2.3 INITIAL INDEX PRICE. The "INITIAL INDEX PRICE" means the average of the closing prices per share of each of the common stocks of the Index Companies (defined below) as reported on NYSE, The Nasdaq Stock Market ("NASDAQ"), or the American Stock Exchange ("AMEX") on July 28, 1999 ("INITIAL INDEX DATE"). The Initial Index Price computed as of a recent date is presented in EXHIBIT B as an illustration of the method of computation, but is subject to adjustment as provided in Sections 2.2.6 (INDEX ADJUSTMENTS).

                  2.2.4 FINAL INDEX PRICE. The "FINAL INDEX PRICE" means the average of the average closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, NASDAQ, or AMEX for each trading day during the Pricing Period.

                  2.2.5 INDEX COMPANIES. The term "INDEX COMPANIES" refers to the companies listed on EXHIBIT B, as the list may be modified under
         Section 2.2.7 (INDEX EXCLUSIONS).

                  2.2.6 INDEX ADJUSTMENTS. If any Index Company declares a stock dividend, stock split, or stock split-up (any such event being a "STOCK DISTRIBUTION") of its common stock for which the ex-dividend date, ex-split date, ex-distribution date or other comparable date (the "EX-DATE") occurs between the Initial Index Date and the end of the Pricing Period, then for purposes of the definitions in Section 2.2 (UPSET PROVISION) the closing prices for such common stock as of the Initial Index Date and each date during the Pricing Period prior to the Ex-Date shall be adjusted so as to be comparable as of the Initial Index Date and throughout the Pricing Period in the same manner as is described in Section 2.3.1(a) (STOCK DIVIDENDS AND DISTRIBUTIONS) for any Stock Distribution.

                  2.2.7 INDEX EXCLUSIONS. There shall be excluded from the list of Index Companies any company as to which, between the Initial Index Date and the end the Pricing Period, there occurs or there is publicly announced (a) a proposed merger, acquisition, or business combination in which that company is not or will not be the survivor, (b) a tender offer, exchange offer, other transaction involving the acquisition of a majority of that company's common stock or assets, or (c) a reclassification, recapitalization, subdivision, spin-off, split-up, or combination of its common stock; PROVIDED that if eight or more of the Index Companies are excluded pursuant to this Section, then, unless Old Kent and Merchants agree otherwise, Old Kent and Merchants shall agree upon mutually acceptable substitute Index Companies. If a company is excluded from the list of Index Companies, then the Initial Index Price and the Final Index Price shall be calculated as if the excluded company had not originally been included in the list of companies.

         2.3 ADJUSTMENTS. The Exchange Ratio, Floor Old Kent Price, Initial Old Kent Price, and Final Old Kent Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

                  2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a Stock Distribution of Old Kent Common Stock to its holders prior to the Effective Time, then:

                           (a) If the Ex-Date for the Stock Distribution occurs
                  before the end of the Pricing Period, then the Floor Old Kent Price and the Initial Old Kent Price (and if the Ex-Date occurs during the Pricing Period, then the closing price per share of Old Kent Common Stock for each day during the Pricing Period prior to the Ex-Date) shall each be adjusted by multiplying them by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to the record date for the Stock Distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock that are outstanding immediately prior to that record date plus the additional number of shares to be issued in the Stock Distribution computed as of that record date; and

                           (b) If the record date for the Stock Distribution
                  occurs prior to the Effective Time, then the Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock that are outstanding as of the record date for such Stock Distribution plus the additional number of shares to be issued in the Stock Distribution computed as of that record date; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding as of the Stock Distribution's record date.

                  2.3.2  OTHER ACTION AFFECTING OLD KENT COMMON STOCK.

                           (a) If there occurs, other than as described in the
                  preceding Subsection 2.3.1, any merger, business combination, recapitalization, reclassification, subdivision, or combination that would change the number of shares outstanding by 20 percent or more together with the value of the outstanding shares of Old Kent Common Stock; a distribution of warrants or rights with respect to Old Kent Common Stock; or any other transaction that would have a substantially similar effect; then the nature or amount of the consideration to be received by the stockholders of Merchants in exchange for their shares of Merchants Common

                  Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances.

                           (b) In the event of a reclassification of outstanding
                  shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of Merchants Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for Merchants Common Stock based on the Exchange Ratio, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

                  2.3.3 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to the dividend reinvestment plan of Old Kent (the "OLD KENT DRIP"), pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other compensation or benefit plans of Old Kent.

                  2.3.4 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets as authorized by the board of directors of Old Kent or a duly authorized committee of the board.

                  2.3.5 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger shall preclude Old Kent from amending its restated articles of incorporation to change its capital structure or from issuing additional shares of Old Kent Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

         2.4 INCREASE IN OUTSTANDING SHARES OF MERCHANTS COMMON STOCK. In the event that the number of shares of Merchants Common Stock outstanding is greater than 5,199,254 for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger), other than Permitted Issuances (defined below); then the Exchange Ratio shall be adjusted by multiplying it by a fraction (i) the numerator of which shall be 5,199,254 (the total number of shares of Merchants Common Stock outstanding as of the date of this Plan of Merger); and (ii) the denominator of which shall be the total number of shares of Merchants Common Stock outstanding as of the Effective Time of the Merger, excluding Permitted Issuances. "PERMITTED ISSUANCES" include and are limited to: (i) the issuance of not more than 178,706 shares upon the exercise of previously awarded and currently outstanding Merchants stock options identified in Section 4.4 (CAPITAL STOCK); (ii) upon the exercise of new options awarded pursuant to the Merchants' Bancorp, Inc. 1993 Stock Incentive Plan (the "OPTION PLAN"), the issuance of not more than the number of shares determined by the formula prescribed by the Option Plan consistent in amount, nature and time with Merchants' past practices with respect to awards made under the Option Plan; (iii) the issuance, grant, or sale of shares, or the right to receive shares, for the account or benefit of participants in the Merchants Bancorp, Inc., Thrift Plan (the "MERCHANTS RETIREMENT PLAN") under the terms of that plan as they exist prior to the date of this Plan of Merger; and (iv) the issuance of shares of Merchants
Common Stock under the dividend reinvestment plan of Merchants (the
"MERCHANTS DRIP").

         2.5 CESSATION OF STOCKHOLDER STATUS. As of the Effective Time, each record holder of shares of Merchants Common Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of Merchants and shall have no rights as a stockholder of Merchants. Each stock certificate representing shares of Merchants Common Stock outstanding immediately prior to the Effective Time ("OLD CERTIFICATES") shall then be considered to represent shares of Old Kent Common Stock and the right, if any, to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

         2.6 DIVIDEND REINVESTMENT PLAN. As of the Effective Time, all participants' accounts under Merchants' DRIP shall be automatically converted into accounts under Old Kent's DRIP, on the terms and subject to the conditions of Old Kent's DRIP as then in effect, unless a participant elects in writing to withdraw Old Kent Common shares from the participant's account in Old Kent's DRIP. All full and fractional shares of Merchants Common Stock in each participant's Merchants DRIP account shall be converted into full and fractional shares of Old Kent Common Stock in the participants Old Kent DRIP account, as provided in this Plan of Merger. All cash balances in any participant's Merchants DRIP account shall be transferred to the participant's Old Kent DRIP account and held as cash payment for supplemental investment in shares of Old Kent Common Stock under the Old Kent DRIP. Merchants' DRIP shall then be considered to have terminated without further action or notice.

         2.7 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time, Old Certificates shall be exchangeable by the holders thereof for book entry shares registered on Old Kent's stock transfer records ("BOOK ENTRY SHARES") or new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

                  2.7.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time, Old Kent shall send or cause to be sent to each record holder of Merchants Common Stock as of the Effective Time transmittal materials for use in exchanging that holder's Old Certificates pursuant to the following options: (a) enrolling in the Old Kent DRIP with credit for all full and fractional shares received in the Merger; (b) receiving Old Kent Common Stock certificates; (c) receiving Book Entry Shares (but without enrolling in the DRIP), and (d) if already enrolled in Merchants' DRIP, electing to terminate participation in Old Kent's DRIP. The transmittal materials will contain instructions with respect to the surrender of Old Certificates and the selection of these exchange options. In the absence of a selection among these exchange options, the stockholder shall be deemed to have elected to receive Book
         Entry Shares.

                  2.7.2 EXCHANGE AGENT. On or prior to the Effective Time, Old Kent will deliver to Old Kent Bank or such other bank or trust company as Old Kent may designate (the "EXCHANGE AGENT"), written notice of the number of shares of Old Kent Common Stock issuable in the Merger and a commitment to pay the amount of cash payable for fractional shares in the Merger when and as determined. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the record holders entitled to such shares.

                  2.7.3 NEW STOCK REGISTRATIONS. Old Kent shall cause the Exchange Agent to promptly register the shares of Old Kent Common Stock issuable to Merchants' holders of record in such manner, in the names, and to the addresses that appear on Merchants' stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; PROVIDED, that with respect to each Merchants stockholder, the Exchange Agent shall have received all of the Old Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

                  2.7.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock that is payable to shareholders of record of Old Kent as of a record date on or after the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former stockholder of Merchants shall be entitled to receive a distribution of any such dividend until the physical exchange of all of that stockholder's Old Certificates (or an affidavit of loss and indemnity bond for such certificates) shall have been effected pursuant to properly submitted transmittal materials. Upon the physical exchange of that stockholder's Old Certificates (or an affidavit of loss and indemnity bond for such certificates), the stockholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock represented thereby. If such stockholder elects to enroll in the Old Kent DRIP, such amount shall be credited as a cash purchase for investment at the plan's next opportunity.

                  2.7.5 STOCK TRANSFERS. After the Effective Time, there shall be no transfers on Merchants' stock transfer books of the shares of Merchants Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for shares of Old Kent Common Stock as provided in this Plan of Merger. After the Effective Time, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Old Kent.

                  2.7.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine and apply reasonable rules and procedures relating to the exchange (or lack thereof) of Old Certificates and the registration of the shares of Old Kent Common Stock into which shares of Merchants Common Stock are converted in the Merger and governing the payment for fractional shares of Merchants Common Stock.

         2.8 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger upon the surrender of Old Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a stockholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price. If the holder of record elects to enroll in Old Kent's DRIP, then the cash in lieu of fractional shares shall be held for reinvestment at the plan's next opportunity.

         2.9  STOCK OPTIONS.

                  2.9.1 PLAN AMENDMENT. Each unexercised stock option ("UNEXERCISED OPTIONS") under the Option Plan shall become, at the Effective Time, an option to purchase that number of shares of Old Kent Common Stock equal to the number of shares of Merchants Common Stock subject to such Unexercised Option multiplied by the Exchange Ratio, rounded to the nearest whole share.

                  2.9.2 OPTION EXERCISES. The exercise price per share of Old Kent Common Stock under each Unexercised Option shall be equal to the exercise price per share of the Merchants Common Stock that was purchasable under that option divided by the Exchange Ratio (rounded to the nearest whole cent). In addition, each Unexercised

         Option that is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code shall be adjusted as required by
         Section 424 of the Internal Revenue Code and the regulations issued thereunder so as not to constitute a modification, extension or renewal of that option within the meaning of section 424 of the Internal Revenue Code.

                  2.9.3 OPTION PLAN ASSUMPTION. As of the Effective Time of the Merger, Old Kent shall assume the rights, duties and obligations of Merchants under the Option Plan, as amended by this Plan of Merger. The duration and other terms and conditions of the assumed options shall be the same as the original Merchants options, except that any reference to Merchants shall be considered to be references to Old Kent. Old Kent acknowledges and agrees that the Merger will constitute a "change in control" pursuant to the Option Plan resulting in acceleration of the vesting of any options that have not yet vested.

                  2.9.4 REGISTRATION. Old Kent shall use commercially reasonable efforts to file before or promptly after the Effective Time, and in no event later than 45 days after the Effective Time, and use commercially reasonable efforts to maintain the effectiveness of, a registration statement with the SEC covering such options and the sale of the Old Kent Common Stock issuable upon exercise of such options so long as unexercised options remain outstanding.

                  2.9.5 NO NEW OPTIONS. At the Effective Time, the Option Plan shall be terminated with respect to the granting of any additional options or option rights.

                  2.9.6 NO CASH SURRENDER. In no event and at no time shall Merchants (including its board of directors or any committee thereof) permit or allow the holder of any outstanding Unexercised Options pursuant to the Option Plan to receive cash in exchange for the cancellation of any Unexercised Option.


             ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

         Old Kent and MergerSub represent and warrant to Merchants that, except as otherwise set forth in the disclosure statement previously furnished to Merchants by Old Kent (the "OLD KENT DISCLOSURE STATEMENT"):

         3.1  AUTHORIZATION, NO CONFLICTS, ETC.

                  3.1.1 AUTHORIZATION OF AGREEMENT. Each of Old Kent and MergerSub has the requisite corporate power and authority to execute and deliver this Plan of Merger and to consummate the Merger. This Plan of Merger has been duly approved and adopted and the consummation of the Merger has been duly authorized by the boards of directors of Old Kent and MergerSub and the sole shareholder of MergerSub and no other corporate proceedings on the part of Old Kent or MergerSub are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old Kent and MergerSub and is enforceable against Old Kent and MergerSub in accordance with its terms.

                  3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent and MergerSub, and the consummation of the Merger by Old Kent and MergerSub, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Old Kent's restated articles of incorporation or bylaws or MergerSub's articles of incorporation or bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in
         Section 3.1.4 (REQUIRED APPROVALS).

                  3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent and MergerSub, and the consummation of the Merger by Old Kent and MergerSub, do not and will not:

                           (a0 AGREEMENTS, ETC. Violate, conflict with, result
                  in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected, the result of which is reasonably likely to have a "Material Adverse Effect" (as defined in Section 9.1 ("MATERIAL ADVERSE EFFECT" DEFINED)) on Old Kent;

                           (b0 REGULATORY RESTRICTIONS. Violate, conflict with,
                  result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

                           (c0 TORTIOUS INTERFERENCE. Subject Merchants to
                  material liability for tortious interference with contractual rights.

                  3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent and MergerSub other than in connection or compliance with the provisions of the Michigan Act and the DGCL, compliance with federal and state securities laws, bylaws and rules of the NYSE, and the approvals required under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK

         HOLDING COMPANY ACT"), the Federal Deposit Insurance Act, as amended (the "FDIA"), and the Michigan Banking Code.

         3.2 ORGANIZATION AND GOOD STANDING. Each of Old Kent and MergerSub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Federal Bank Holding Company Act. Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the failure to be so qualified or admitted is reasonably likely to have a Material Adverse Effect on Old Kent.

         3.3 SUBSIDIARIES. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank and MergerSub free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a banking corporation under the laws of the State of Michigan.

         3.4  CAPITAL STOCK.

                  3.4.1 CLASSES AND SHARES--OLD KENT. The authorized capital stock of Old Kent consists of 325,000,000 shares divided into two classes as follows: (a) 300,000,000 shares of Old Kent Common Stock, of which, as of July 23, 1999, a total of 113,156,431 shares were validly issued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 500,000 shares are designated Series B Preferred Stock, and 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock was issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C Preferred Stock are reserved for issuance pursuant to Series C Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement, dated as of January 20, 1997, as amended, between Old Kent and Old Kent Bank (the "OLD KENT RIGHTS AGREEMENT").

                  3.4.2 NO OTHER CAPITAL STOCK. As of the date of the Plan of
         Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and (b) there is no outstanding subscription, option, warrant, or right to acquire any capital stock of Old Kent, or agreement to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger were represented by and transferable only with shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase and other benefit plans; (iv) shares of Old Kent Common
         Stock issuable under agreements entered into in connection with mergers or acquisitions of direct or indirect subsidiaries or assets in transactions approved by the Old Kent board of directors or a committee of such board; and (v) shares of Old Kent Common Stock issuable under Old Kent's DRIP and employee stock purchase plans.

                  3.4.3 ISSUANCE OF SHARES. Between July 23, 1999, and the date of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase or other benefit plans; (c) the grant or sale of shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or committee thereof; and (d) Old Kent's DRIP and employee stock purchase plans.

                  3.4.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries (other than MergerSub) has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

                  3.4.5 CLASSES AND SHARES -- MERGERSUB. The authorized capital stock of MergerSub consists of 60,000 shares of common stock, of which, as of the execution of this Plan of Merger, a total of 1,000 shares were validly issued and outstanding.

         3.5 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

         3.6  FINANCIAL STATEMENTS.

                  3.6.1 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for each of the three years ended December 31, 1996, 1997, and 1998, as reported on by Old Kent's independent accountants, and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for the quarters ended March 31, 1999 and June 30, 1999, including all schedules and notes relating to such statements (collectively, "OLD KENT'S FINANCIAL STATEMENTS"), fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP") consistently applied. The unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each quarter ending after the date of this Plan of Merger, until the Effective Time, including all schedules and notes relating to such statements, will be correct and complete, in all material respects.

                  3.6.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                           (a0 The consolidated reports of condition and income
                  of Old Kent Bank (including any amendments) as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Deposit Insurance Corporation ("FDIC"); and

                           (b0 The FR Y-9 and FR Y-6 (including amendments) for
                  Old Kent as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

         All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of December 31, 1998, as of such date, neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Old Kent.

         3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Old Kent and its subsidiaries (and not the banking industry as a whole) that had or in the future is reasonably likely to have a Material Adverse Effect on Old Kent. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that is reasonably likely to have a Material Adverse Effect on Old Kent that is not applicable to the banking industry as a whole.

         3.9 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Old Kent's knowledge, threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or is reasonably likely to have a Material Adverse Effect on Old Kent.

         3.10  REGULATORY FILINGS.  In the last two years:

                  3.10.1 SEC FILINGS. Old Kent has filed, and will in the future continue to file, in a timely manner all required filings with the Securities and Exchange Commission (the "SEC"), including without limitation all reports on Form 10-K and Form 10-Q;

                  3.10.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

                  3.10.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.11  REGISTRATION STATEMENT, ETC.

                  3.11.1 "TRANSACTION DOCUMENTS." The term "TRANSACTION DOCUMENTS" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in connection with the Old Kent Common Stock to be issued in the Merger;
         (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to Merchants stockholders in connection with the Stockholders' Meeting (defined below); and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the Michigan Financial Institutions Bureau ("FIB"), the Comptroller of the Currency ("OCC"), the states of Michigan or Delaware, or any other regulatory agency in connection with the Merger.

                  3.11.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

                  3.11.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

         3.12 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

         3.13 ACCOUNTING AND TAX TREATMENT. Neither Old Kent nor, to its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent has no knowledge of why the Merger would fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

         3.14 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor any of Old Kent's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Old Kent nor any of Old Kent's subsidiaries is required by applicable law to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) cannot be obtained or why the process would be materially impeded.

         3.15 RESERVE FOR LOAN LOSSES. The reserve for credit losses as reflected in Old Kent's Financial Statements as of December 31, 1998 was (a) adequate in the reasonable opinion of management to meet all reasonably anticipated credit losses, net of recoveries related to assets previously charged off as of that date, and (b) consistent with GAAP and safe and sound banking practices.

         3.16 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Old Kent to Old Kent's shareholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.17 YEAR 2000 COMPLIANCE. Old Kent has adopted and is implementing plans and procedures consistent with applicable regulatory requirements and guidelines and good business practices so that its Year 2000 Assets (defined below) are and will be timely modified, upgraded or replaced to become Year 2000 Ready (defined below) in all material respects by September 30, 1999.

                  3.17.1 COMPLIANCE COSTS. The remaining cost and process of achieving Year 2000 readiness for any Year 2000 Assets that are not Year 2000 Ready do not, and will not, constitute a Material Adverse Effect with respect to Old Kent.

                  3.17.2 REGULATORY COMPLIANCE. Old Kent and its subsidiaries are in material compliance with the requirements, guidelines, and schedule contained in the Federal Financial Institutions Examination Council's statements dated May 5, 1997, "YEAR 2000 PROJECT MANAGEMENT AWARENESS," and December 17, 1997, "SAFETY AND SOUNDNESS GUIDELINES CONCERNING THE YEAR 2000 BUSINESS RISK," and dated October 15, 1998, "INTERAGENCY GUIDELINES ESTABLISHING YEAR 2000 STANDARDS FOR SAFETY AND SOUNDNESS," to the extent applicable. Neither Old Kent nor its subsidiaries have received any Year 2000 deficiency notification letter from any regulator having jurisdiction pertaining to Year 2000 readiness.

                  3.17.3 COMPATIBILITY. Old Kent makes no representation relating to the compatibility of the technology used by Old Kent or any of its subsidiaries with that used by Merchants or with respect to the cost of integrating the technology of Merchants or any of its subsidiaries with that used by Old Kent.

                  3.17.4 DEFINITIONS. "YEAR 2000 ASSETS" means all buildings, physical plants, structures, machinery, equipment, software, hardware, computer systems and other property owned, leased, licensed or used by either Old Kent or Merchants, or their respective subsidiaries, which individually or taken together, are material to the ordinary conduct of their respective lines of business, services, or operations. "YEAR 2000 READY" means that the Year 2000 Asset accurately processes and handles date and time data, including but not limited to performing all leap year calculations and calculating, comparing and sequencing during and between the years 1999 and 2000 and all other years, and will not malfunction, cease to function or provide invalid or incorrect results or data as a result of date or time data, including when a Year 2000 Asset is used in combination with or is interfacing with any other Year 2000 Asset or with any other asset or information technology to the extent that it is within its control.

         3.18 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


             ARTICLE IV - MERCHANTS' REPRESENTATIONS AND WARRANTIES

         Merchants represents and warrants to Old Kent and MergerSub that, except as otherwise set forth in the disclosure statement previously furnished to Old Kent by Merchants (the "MERCHANTS DISCLOSURE STATEMENT"):

         4.1  AUTHORIZATION, NO CONFLICTS, ETC.

                  4.1.1 AUTHORIZATION OF AGREEMENT. Merchants has the requisite corporate power and authority to execute and deliver this Plan of Merger and, subject to adoption by Merchants' stockholders, to consummate the Merger. This Plan of Merger has been duly adopted and the consummation of the Merger have been duly authorized by the board of directors of Merchants and no other corporate proceedings on the part of Merchants are necessary to authorize this Plan of Merger or to consummate the Merger, subject only to adoption by the stockholders of Merchants. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Merchants and is enforceable against Merchants in accordance with its terms.

                  4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Merchants, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) Merchants' or Merchants' subsidiaries' certificate of incorporation, articles of association, bylaws, or similar organizational documents; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Merchants or any of its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).

                  4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Merchants, and the consummation of the Merger, do not and will not:

                           (a0 AGREEMENTS, ETC. Violate, conflict with, result
                  in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Merchants or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Merchants or any of its subsidiaries is a party or by which they are bound or affected, the result of which is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries;

                           (b0 REGULATORY RESTRICTIONS. Violate, conflict with,
                  result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Merchants or any of its subsidiaries is a party or subject, or by which it is bound or affected; or

                           (c0 TORTIOUS INTERFERENCE. Subject Old Kent or its
                  subsidiaries to liability for tortious interference with contractual rights.

                  4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Merchants other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act, the FDIA, and the Michigan Banking Code.

         4.2 ORGANIZATION AND GOOD STANDING. Merchants is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Merchants possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Merchants is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Merchants is duly qualified and in good standing as a foreign corporation in the State of Illinois. Merchants is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure would not have a Material Adverse Effect on Merchants.

         4.3  SUBSIDIARIES.

                  4.3.1 OWNERSHIP. Merchants owns all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any claim, security interest, pledge, or lien of any kind. Merchants Bank is duly organized, validly existing, and in good standing as a national banking association under the laws of the United States of America. Each of Merchants' other subsidiaries (as listed in the Merchants Disclosure Statement) is duly incorporated, validly existing, and in good standing in its state of incorporation. Merchants does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation, general or limited partnership, limited liability company, trust or other person engaged in an active trade or business or that holds any significant assets other than as stated in or disclosed under this Section.

                  4.3.2 RIGHTS TO CAPITAL STOCK. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock of any of Merchants' subsidiaries.

                  4.3.3 QUALIFICATION AND POWER. Each of Merchants' subsidiaries is qualified or admitted to conduct business in each state where such qualification or admission is required except that state or those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on Merchants or any of its subsidiaries. Each of Merchants' subsidiaries has full corporate power and authority to carry on its business as and where now being conducted.

                  4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. Merchants Bank maintains in full force and effect deposit insurance through the Bank Insurance Fund of the FDIC. Neither Merchants Bank nor its predecessors have previously consummated a deposit insurance conversion transaction or a so-called "Oakar" deposit insurance transaction involving a depository institution whose deposits were insured through the Savings Association Insurance Fund. Merchants Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. Merchants Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

                  4.3.5 NO ACQUISITION OR MERGER RESTRICTIONS. Merchants Bank has existed and operated under the National Bank Act, as amended (the "NATIONAL BANK ACT") for more than five years and qualifies under the Illinois Bank Holding Company Act (the "ILLINOIS ACT") to be acquired by an out of state bank holding company, and, immediately thereafter, to be merged or consolidated with and into an out of state bank.

         4.4  CAPITAL STOCK.

                  4.4.1 CLASSES AND SHARES. The authorized capital stock of Merchants consists of 6,500,000 shares divided into two classes as follows: (a) 6,000,000 shares of common stock, $1.00 par value per share, of which, as of July 28, 1999, a total of 5,199,254 shares were validly issued and outstanding, 41,321 shares were held as treasury shares, and 178,706 shares were reserved for issuance under the Option Plan, all of which were subject to outstanding options as of the date of this Plan of Merger; and (b) 500,000 shares of preferred stock, $1.00 par value per share, of which 50,000 shares are designated Series A Junior Participating Preferred Stock, none of which were issued and outstanding as of the date of this Plan of Merger. The 50,000 shares of Series A Junior Participating Preferred Stock are reserved for issuance pursuant to Series A Junior Participating Preferred Stock Purchase Rights (the "MERCHANTS RIGHTS") governed by an Amended and Restated Rights Agreement, dated as of October 23, 1998, between Merchants and Merchants Bank (the "MERCHANTS RIGHTS AGREEMENT").

                  4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, there is no security or class of securities authorized or issued that represents or is convertible into capital stock of Merchants. Except for the Option Agreement and the Permitted Issuances, there is no outstanding subscription, option, warrant, or right to acquire any capital stock of Merchants, or agreements to which Merchants is a party or by which it is bound to issue capital stock. No stock option agreement issued under the Option Plan requires the payout of cash in exchange for the cancellation of such Unexercised Option.

                  4.4.3 ISSUANCE OF SHARES. After the date of this Plan of Merger, the number of issued and outstanding shares of Merchants Common Stock is not subject to change before the Effective Time except for Permitted Issuances and issuances under the Option Agreement.

                  4.4.4 VOTING RIGHTS. Other than the shares of Merchants Common Stock described in this Section, neither Merchants nor any of Merchants' subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

                  4.4.5 APPRAISAL RIGHTS. No stockholder of Merchants will be entitled to appraisal rights pursuant to Section 262 of DGCL as a result of the consummation of the Merger.

         4.5 AMENDMENT OF MERCHANTS RIGHTS. Merchants has amended the Merchants Rights Agreement to exempt the Merger and the award and exercise of the Option contemplated by the Option Agreement and prevent such events from constituting a "Flip-In Event" under the Merchants Rights Agreement or otherwise triggering any other provision under the Merchants Rights Agreement and prevent Old Kent and MergerSub from becoming "Acquiring Persons" under such agreement. The Merchants Rights issued to the stockholders of Merchants that are evidenced, as of the date of this Plan of Merger, by shares of Merchants Common Stock may be redeemed by Merchants upon a resolution therefor by the Board of Directors of Merchants at a redemption price of $.01 per Merchants Right in cash. Neither the execution of this Plan of Merger by Merchants nor any of the provisions of this Plan of Merger or the Option Agreement will adversely affect in any way the ability of Merchants to redeem the Merchants Rights as described in this Section 4.5 (REDEMPTION OF MERCHANTS RIGHTS).

         4.6  FINANCIAL STATEMENTS.

                  4.6.1 FINANCIAL STATEMENTS. The consolidated financial statements of Merchants as of and for the each of three years ended December 31, 1996, 1997, and 1998, as reported on by Merchants' independent accountants, and the unaudited consolidated financial statements of Merchants and its subsidiaries as of and for the quarters ended March 31, 1999 and June 30, 1999, including all schedules and notes relating to such statements, as previously delivered to Old Kent (collectively, "MERCHANTS' FINANCIAL STATEMENTS"), fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Merchants as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied. The unaudited consolidated financial statements of Merchants and its subsidiaries as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes relating to such statements, will be correct and complete, in all material respects. No financial statements of any entity or enterprise other than Merchants Bank and its subsidiary are required by GAAP to be included in the consolidated financial statements of Merchants.

                  4.6.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                           (a0 The consolidated reports of condition and income
                  of Merchants Bank (including any amendments) as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the FDIC; and

                           (b0 The FR Y-9 and FR Y-6 (including any amendments)
                  for Merchants as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

         All of such reports required to be filed prior to the Closing by Merchants and/or Merchants Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "CALL REPORTS."

         4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Merchants' Financial Statements as of December 31, 1998, neither Merchants nor any of Merchants' subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Merchants.

         4.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Merchants (and not the banking industry as a whole) that had or in the future is reasonably likely to have a Material Adverse Effect. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that is reasonably likely to have a Material Adverse Effect on Merchants that is not applicable to the banking industry as a whole.

         4.9 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of Merchants, threatened by any person, including without limitation any governmental or regulatory agency, against Merchants or any of its subsidiaries, or the assets or business of Merchants or any of its subsidiaries, any of which has had or is reasonably likely to have to have a Material Adverse Effect on Merchants or any of its subsidiaries. To the knowledge of Merchants, there is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

         4.10 NO INDEMNIFICATION CLAIMS. To the knowledge of Merchants, there has been no event, action, or omission by or with respect to any director, officer, employee, trustee, agent, or other person who may be entitled to receive indemnification or reimbursement of any claim, loss, or expense under any agreement, contract, or arrangement providing for corporate indemnification or reimbursement of any such person, which is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Merchants or any of its subsidiaries.

         4.11 CONDUCT OF BUSINESS. Merchants and each of Merchants' subsidiaries have conducted their respective businesses and used their respective properties in substantial compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.25.2 (ENVIRONMENTAL
LAWS)); except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on Merchants or any of its subsidiaries.

         4.12 CONTRACTS. There is no existing default by Merchants or any of its subsidiaries or, to the knowledge of Merchants, any other party under any contract or agreement to which Merchants or any of its subsidiaries is a party, or by which they are bound, the result of which is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries. Excepting any ordinary and customary banking relationships, there is no material agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument of which Merchants has knowledge that another party is in material default under its obligations to Merchants or any of its subsidiaries. Merchants is not party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require Merchants or any of its subsidiaries to make payments or make expenditures in excess of $200,000 per year or that would require any payment to another party upon termination in excess of $50,000.

         4.13 REGULATORY FILINGS. In the last five years:

                  4.13.1 SEC FILINGS. Merchants has filed, and in the future will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

                  4.13.2 REGULATORY FILINGS. Merchants has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

                   4.13.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all laws, regulations, forms, and guidelines applicable to such filings.

         4.14  REGISTRATION STATEMENT, ETC.

                  4.14.1 ACCURATE INFORMATION. The information to be supplied by Merchants for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

                  4.14.2 COMPLIANCE OF FILINGS. All documents that Merchants is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

         4.15 AGREEMENTS WITH BANK REGULATORS. Neither Merchants nor any of Merchants' subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Merchants been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Merchants nor any of Merchants' subsidiaries is required by applicable law to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Merchants knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) cannot be obtained or why the process would be materially impeded.

         4.16  TAX MATTERS.

                  4.16.1 TAXES DEFINED. "TAXES" means any federal, state, county, local, or foreign taxes, charges, assessments, levies, deficiencies, or other governmental fees, charges, or amounts required to be collected, withheld, or paid to any government, agency, or political subdivision of any government in respect to any tax or governmental fee or charge, together with any penalties, additions to tax or interest, due under any applicable law, regulation, rule, or ordinance to any governmental unit or agency, including, without limitation, taxes with respect to income, profits, gross receipts, value added, AD VALOREM, employment, unemployment, withholding, backup withholding, nonresident alien withholding, social security, real property, personal property, sales, use, excise, intangibles, license, franchise, capital stock, and disability, and payments based on occupation, services rendered, real property, personal property or transfer.

                  4.16.2 TAX RETURNS. Merchants and its subsidiaries have each duly and timely filed or delivered, and if necessary amended, all material tax returns, information returns, estimates, declarations, reports, statements and other filings that are required by law, regulation, rule, or ordinance (collectively, "TAX RETURNS"). Each such Tax Return, as amended, is correct, complete and complies in all material respects with all applicable laws, regulations, rules, and ordinances. Merchants and its subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.

                  4.16.3 TAX ASSESSMENTS AND PAYMENTS. All material Taxes due and payable by Merchants and each of Merchants' subsidiaries have been paid or deposited in full as and when due, including applicable extension periods. Each of Merchants and Merchants' subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on Merchants' Financial Statements as of December 31, 1998, are sufficient for the payment of all accrued but unpaid Taxes as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1998. There is no lien on any of Merchants' or any of its subsidiaries' assets or properties with respect to Taxes, except for liens for Taxes not yet due and payable.

                  4.16.4 TAX AUDITS. None of the Tax Returns of Merchants and its subsidiaries filed for any tax year after 1989 have been audited by the Internal Revenue Service (the "IRS") or any state or local taxing authority. There is no tax audit or legal or administrative proceeding concerning the accuracy of tax or information returns or the assessment or collection of Taxes pending or, to Merchants' knowledge, threatened with respect to Merchants or its subsidiaries. No claim concerning the calculation, assessment or collection of taxes has been asserted with respect to Merchants or any of its subsidiaries. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Merchants or any of its subsidiaries.

                  4.16.5 TAX ACCOUNTING. Neither Merchants nor any of its subsidiaries have been required to include in income any adjustment pursuant to Section 481 of the Internal Revenue Code by reason of a voluntary change in accounting method initiated by

         Merchants or any of its subsidiaries and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither Merchants nor any of its subsidiaries has entered into a transaction which is being accounted for as an installment obligation under
         Section 453 of the Internal Revenue Code.

                  4.16.6 EXCESS PARACHUTE PAYMENTS. No compensation that could be payable (whether in cash, stock, options, or other property or the vesting of property or other rights) by Merchants, its subsidiaries, its affiliates, or any of their respective successors under any employment, option, benefit plan, severance, termination or other compensation arrangement currently in effect is, or will be, an "excess parachute payment" (as defined in Section 280G of the Internal Revenue
         Code).

         4.17 TITLE TO PROPERTIES. Merchants and each of its subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in Merchants' Financial Statements as of December 31, 1998, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

                  4.17.1 REFLECTED ON BALANCE SHEET. As reflected on Merchants' Financial Statements as of December 31, 1998;

                  4.17.2 NORMAL TO BUSINESS. Liens for current Taxes not yet delinquent, and liens or encumbrances that are normal to the business of Merchants and that would not have a Material Adverse Effect on Merchants; and

                  4.17.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

                  4.17.4 PUBLIC EASEMENTS; ETC. Such public easements, public rights of way, and interests of units of government of record, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

         4.18 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally or beneficially, by Merchants or any of its subsidiaries, including other real estate owned ("MERCHANTS' REAL PROPERTY"), to its knowledge:

                  4.18.1 NO ENCROACHMENTS. Except for those encroachments that have been insured over by a policy of title insurance, no building or improvement to Merchants' Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Merchants' Real Property or on any easement benefitting Merchants' Real Property. None of the boundaries of Merchants' Real Property deviates substantially from those shown on the survey of such property, if any, included with the Merchants Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to any of Merchants' Real Property.

                  4.18.2 ZONING. Neither Merchants, any of Merchants' subsidiaries, nor Merchants' Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to any of Merchants' Real Property.

                  4.18.3 BUILDINGS. All buildings and improvements to Merchants' Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

                  4.18.4 NO CONDEMNATION. None of Merchants' Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire Merchants' Real Property for any governmental purpose.

         4.19 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which Merchants or any of its subsidiaries, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year ("MERCHANTS' LEASES"):

                  4.19.1 VALID. Each of Merchants' Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

                  4.19.2 NO DEFAULT. There is no existing default under any of Merchants' Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Merchants, any of Merchants' subsidiaries or, to the knowledge of Merchants, any other party to the contract, which default is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries.

         4.20 ASSIGNMENT. None of Merchants' Leases contain a prohibition against assignment by Merchants or any of its subsidiaries, by operation of law or otherwise, or any provision that would materially interfere with the possession, use, or rights with respect to the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Merchants or Merchants' subsidiaries prior to the Effective Time.

         4.21  REQUIRED LICENSES, PERMITS, ETC.

                  4.21.1 LICENSES, PERMITS, ETC. Merchants and each of Merchants' subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of its business as presently conducted, the lack of which would not have a Material Adverse Effect on Merchants or any of its subsidiaries.

                  4.21.2 REGULATORY ACTION. Neither Merchants nor any of its subsidiaries nor any of their directors, officers, or employees has within the last five years been charged by a regulatory authority with, or to Merchants' knowledge is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard applicable to Merchants or its subsidiaries' or their respective businesses. Neither Merchants nor any of its subsidiaries nor any of their directors, officers, or employees is the subject of any pending or, to Merchants' knowledge, threatened proceeding by any regulatory authority having jurisdiction over the business, properties, or operations of Merchants or any of its subsidiaries.

         4.22  DATA PROCESSING AND OTHER MATERIAL CONTRACTS.

                  4.22.1 DATA PROCESSING. All material data processing contracts of Merchants or any of its subsidiaries are cancelable on or before the Closing, without cost or penalty.

                  4.22.2 CHANGE OF CONTROL. There is no agreement, contract, loan, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which (a) a consent or approval is required, (b) an assignment by operation of law is prohibited, (c) a waiver or loss of any right could occur or (d) acceleration of any obligation could occur, as a result of the change of control, merger, consolidation, or liquidation of Merchants or any of its subsidiaries upon consummation of the Merger where (w) the failure to obtain such consent or approval,
         (x) the violation of prohibition against assignment, (y) the waiver or loss of any right, or (z) the acceleration of any obligation could materially interfere with the ordinary course of business by Merchants or any of its subsidiaries (or Old Kent or any of its subsidiaries as their successors) or have a Material Adverse Effect on Merchants or any of its subsidiaries.

         4.23  CERTAIN EMPLOYMENT MATTERS.

                  4.23.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs, and practices of Merchants and each of its subsidiaries relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer practices and facilities.

                  4.23.2 RECORD OF PAYMENTS. There is no existing or outstanding obligation of Merchants or any of its subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for any Employment-Related Payment (as defined in Section 4.23.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Merchants and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

                  4.23.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension, or retirement benefits; social security benefits; fringe benefits, including vacation, or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

                  4.23.4 EMPLOYMENT CLAIMS. There is no dispute, claim, or charge, pending or, to Merchants' knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy, or ordinance relating to employment or terms and conditions of employment. To the knowledge of Merchants, there is no factual basis for any valid claim or charge with regard to such employment-related matters.

                  4.23.5 EMPLOYMENT RELATED AGREEMENTS. There is no written or oral, express or implied:

                           (a) Employment contract or agreement, or guarantee of
                  job security, made with or to any past or present employee of Merchants or any of its subsidiaries that is not terminable by Merchants or any of its subsidiaries upon 60 days' or less notice without penalty or obligation;

                           (b) Plan, contract, arrangement, understanding, or
                  practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

                           (c) Plan, agreement, arrangement, or understanding
                  with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation
                  Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee or former employee.

         4.24 EMPLOYEE BENEFIT PLANS. With respect to any "employee welfare benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for the benefit of Merchants or any of its subsidiaries or their predecessors or to which Merchants or any of its subsidiaries or their predecessors has made payments or contributions on behalf of its employees:

                  4.24.1 ERISA COMPLIANCE. Merchants, each of Merchants' subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

                  4.24.2 INTERNAL REVENUE CODE COMPLIANCE. Merchants, each of Merchants' subsidiaries, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

                  4.24.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

                  4.24.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the IRS and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each plan termination, all termination procedures have been completed and there is no pending or potential liability to the PBGC, to any plan, or to any participant under the terminated plan. Each plan termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

                  4.24.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

                  4.24.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of the date of this Plan of Merger is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

                  4.24.7 PAYMENT OF CONTRIBUTIONS. Merchants has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

                  4.24.8 PAYMENT OF BENEFITS. There is no payment that has become due from any Employee Benefit Plan, any trust created thereunder, or from Merchants or any of its subsidiaries that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

                  4.24.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

                  4.24.10 FILING OF REPORTS. Merchants and each of Merchants' subsidiaries has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code, ERISA, and the regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

         4.25  ENVIRONMENTAL MATTERS.

                  4.25.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ' 9601, ET SEQ. ("CERCLA"), and also includes any substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

                  4.25.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate the generation, manufacture, release, treatment, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (b) regulate or prescribe standards or requirements for the protection of air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

                  4.25.3 OWNED OR OPERATED PROPERTY. With respect to: (i) the real estate owned or leased by Merchants or any of its subsidiaries or used in the conduct of their businesses; and (ii) other real estate owned by Merchants Bank (collectively referred to as "PREMISES"):

                           (a) CONSTRUCTION AND CONTENT. To its knowledge, none
                  of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any Hazardous Substance in violation of applicable law. Without limiting the generality of this Section, the Premises are free of asbestos except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

                           (b) USES OF PREMISES. To its knowledge, no part of
                  the Premises has been used for the generation, manufacture, handling, containment, treatment, transportation, storage, disposal, or management of Hazardous Substances.

                           (c) UNDERGROUND STORAGE TANKS. To its knowledge, the
                  Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Merchants Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been fully remediated.

                           (d) ABSENCE OF CONTAMINATION. To its knowledge, the
                  Premises do not contain and are not contaminated by any reportable quantity, or any quantity or concentration in excess of applicable cleanup standards, of a Hazardous Substance from any source.

                           (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To its
                  knowledge, there is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving Merchants or any of its subsidiaries that is pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. To its knowledge, there is no basis for any of the foregoing.

                           (f) NO IRPTA REAL PROPERTY. None of the Premises
                  constitutes "real property" within the meaning of the Illinois Responsible Property Transfer Act, as amended.

                  4.25.4 TRUST PROPERTIES; FORMER PROPERTIES. With respect to
         (i) real estate held and administered in trust by Merchants Bank and
         (ii) any real estate formerly owned or leased by Merchants or Merchants Bank, Merchants makes the same representations as set forth in Section
         4.25.3 (OWNED OR OPERATED PROPERTY) to the knowledge of its executive officers, including its senior trust officer, but without any investigation or inquiry.

                  4.25.5 LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, Merchants and each of Merchants' subsidiaries has complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Merchants Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

         4.26 DUTIES AS FIDUCIARY. Merchants Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Merchants Bank has not received notice of any claim, allegation, or complaint from any person that Merchants Bank failed to perform these fiduciary duties in the required manner.

         4.27 INVESTMENT BANKERS AND BROKERS. Merchants has employed McDonald Investments Inc. ("MCDONALD"), in connection with the Merger. Merchants, Merchants' subsidiaries, and their respective affiliates, directors, officers, and agents (collectively, "MERCHANTS' REPRESENTATIVES") have not employed, engaged, or consulted with any broker, finder, or investment banker other than McDonald in connection with this Plan of Merger or the Merger. Other than the fees and expenses payable by Merchants to McDonald in connection with the Merger, as described in the Merchants Disclosure Statement, there is no investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation payable by Merchants or any of its subsidiaries to any person with respect to the Plan of Merger or the consummation of the Merger. True and complete copies of each agreement, arrangement, and understanding between Merchants and McDonald are included in the Merchants Disclosure Statement. Merchants has no express or implied agreement, arrangement, or understanding with any person other than McDonald relative to the payment of any investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation with respect to this Plan of Merger or the consummation of the Merger.

         4.28 FAIRNESS OPINION. Merchants' board of directors has received the opinion of McDonald, in its capacity as Merchants' financial advisor, substantially to the effect that the consideration to be received by the holders of the Merchants Common Stock in the Merger is fair to the holders of Merchants Common Stock from a financial point of view. A copy of the fairness opinion has been provided to Old Kent. Merchants has procured McDonald's consent to include the fairness opinion in the Registration Statement and Proxy Statement.

         4.29 MERCHANTS-RELATED PERSONS. For purposes of this Plan of Merger, the term "MERCHANTS-RELATED Person" shall mean any director or executive officer of Merchants or any of its subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

                  4.29.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a stockholder, director, or executive officer of Merchants or any of its subsidiaries, no Merchants-Related Person owns or controls any material assets or properties that are used in the business of Merchants or any of its subsidiaries.

                  4.29.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no Merchants-Related Person has any contractual relationship with Merchants or any of its subsidiaries.

                  4.29.3 LOAN RELATIONSHIPS. No Merchants-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Merchants or any of its subsidiaries in a principal amount of $60,000 or more.

         4.30 CHANGE IN BUSINESS RELATIONSHIPS. No director or executive officer of Merchants has knowledge, after reasonable inquiry, that: (a) any customer, agent, representative, or supplier of Merchants or any of its subsidiaries, or other person with whom Merchants or any of its subsidiaries has a contractual relationship, intends to discontinue, diminish, or change its relationship with Merchants or any of its subsidiaries, the effect of which is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries; or
(b) any executive officer of Merchants or any of its subsidiaries currently plans to terminate his or her employment.

         4.31 INSURANCE. Merchants and each of Merchants' subsidiaries maintain in full force and effect insurance on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Merchants' or any of Merchants' subsidiaries' assets, properties, premises, operations, or personnel. Merchants and each of Merchants' subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any material known claim for which a defense and/or indemnification may be available to Merchants or any of its subsidiaries.

         4.32 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Merchants are complete and correct in all material respects, represent bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Merchants and each of Merchants' subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their stockholders, boards, and committees in all material respects. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such stockholders, boards, or committees have been duly prepared and are contained in such minute books. Except for references in minutes relating to the Merger or references in minutes regarding discussions of possible Business Combinations after March 31, 1999, all such minute books and related exhibits or attachments for all meetings since January 1, 1996, have been made available for Old Kent's review prior to the date of this Plan of Merger without material omission or redaction.

         4.33 LOAN GUARANTEES. All guarantees of indebtedness owed to Merchants or any of its subsidiaries, including without limitation those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable.

         4.34 EVENTS SINCE DECEMBER 31, 1998. Neither Merchants nor any of Merchants' subsidiaries has, since December 31, 1998:

                  4.34.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities that do not exceed $100,000.

                  4.34.2 STRIKES OR LABOR TROUBLE. Experienced or, to its knowledge, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries.

                  4.34.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on Merchants' Financial Statements as of December 31, 1998, or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

                  4.34.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

                  4.34.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract, agreement or understanding to which it is a party and that is material to the financial condition, income, expenses, business, properties, or operations of Merchants, except as may be expressly provided in this Plan of Merger.

         4.35 RESERVE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses as reflected in Merchants' Financial Statements and Call Reports for the year ended December 31, 1998, was in the reasonable opinion of management (a) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

         4.36 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, each of Merchants' subsidiaries has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Merchants or any of its subsidiaries.

         4.37 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Merchants to Merchants' stockholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.38 NO INSIDER TRADING. Merchants has reviewed its stock transfer records since December 31, 1998, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, Merchants has not, and to Merchants' knowledge (a) no director or officer of Merchants, (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Merchants Common Stock or other securities issued by Merchants during any period when Merchants was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         4.39 YEAR 2000 COMPLIANCE. Merchants and its subsidiaries have each adopted and are implementing, as applicable, plans and procedures consistent with applicable regulatory requirements and guidelines and good business practices so that their Year 2000 Assets are and will be timely modified, upgraded or replaced to become Year 2000 Ready in all material respects by September 30, 1999.

                  4.39.1 COMPLIANCE PLAN. The Merchants Disclosure Statement contains copies of all Year 2000 plans and procedures, together with a current estimate of anticipated associated compliance costs. Also included in the Merchants Disclosure Statement are copies of all material communications between Merchants or its subsidiaries and their regulators relating to such compliance matters.

                  4.39.2 COMPLIANCE COSTS. The remaining cost and process of achieving Year 2000 readiness for any Year 2000 Assets that are not Year 2000 Ready do not, and will not, constitute a Material Adverse Effect with respect to Merchants or any of its subsidiaries.

                  4.39.3 REGULATORY COMPLIANCE. Merchants and its subsidiaries are in material compliance with the requirements, guidelines, and schedule contained in the Federal Financial Institutions Examination Council's statements dated May 5, 1997, "YEAR 2000 PROJECT MANAGEMENT AWARENESS," and December 17, 1997, "SAFETY AND SOUNDNESS GUIDELINES CONCERNING THE YEAR 2000 BUSINESS RISK," and dated October 15, 1998, "INTERAGENCY GUIDELINES ESTABLISHING YEAR 2000 STANDARDS FOR SAFETY AND SOUNDNESS," to the extent applicable. Neither Merchants nor its subsidiaries have received any Year 2000 deficiency notification letter from any regulator having jurisdiction pertaining to Year 2000 readiness.

                  4.39.4 COMPATIBILITY. Merchants makes no representation relating to the compatibility of the technology used by Merchants or any of its subsidiaries with that used by Old Kent or with respect to the cost of integrating the technology of Merchants or any of its subsidiaries with that used by Old Kent.

         4.40 JOINT VENTURES; STRATEGIC ALLIANCES. Neither Merchants nor any of its subsidiaries is, directly or indirectly, a party to or bound by any joint venture, partnership, limited partnership, limited liability company, or strategic alliance agreement or arrangement with or through any unaffiliated person providing for their joint or cooperative development, marketing, referrals, or sales of banking, securities, insurance, or other financial products or services, or their joint investment in and management of any active business enterprise.

         4.41 POLICIES AND PROCEDURES. Merchants and its subsidiaries have complied in all material respects with the policies and procedures as formally adopted and disclosed to Old Kent as applicable to the periods when those policies and procedures were in effect.

         4.42 ACCOUNTING AND TAX TREATMENT. Neither Merchants nor, to its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to

Merchants and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Merchants has no knowledge of why the Merger would fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

         4.43 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Merchants in connection with this Plan of Merger, including the Merchants Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


                      ARTICLE V - COVENANTS PENDING CLOSING

         Subject to the terms and conditions of this Plan of Merger, Merchants, Old Kent and MergerSub further agree that:

         5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION.

                  5.1.1 FORM AND CONTENT. The Old Kent Disclosure Statement and the Merchants Disclosure Statement have been prepared substantially in the form contained in EXHIBIT C. Each shall contain appropriate references and cross-references with respect to each of the disclosures, and appropriate identifying markings with respect to each of the documents, that pertain to one or more sections or articles of this Plan of Merger. Old Kent and Merchants have each prepared and delivered two complete copies of its Disclosure Statement.

                  5.1.2 UPDATE. Not less than the six Business Days prior to the Closing, each of Old Kent and Merchants shall deliver to the other an update to its Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in its Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring on the date of this Plan of Merger.

                  5.1.3 CERTIFICATION. Each of Old Kent's and Merchants' Disclosure Statement and its update shall be certified on its behalf by its chief executive officer and its executive vice president (or, in the case of Old Kent, such other executive officer(s) as may be appropriate) that such Disclosure Statement contains no untrue statement of a material fact, or fails to omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  5.1.4 MERCHANTS' SCHEDULE OF ADDITIONAL INFORMATION. Merchants shall prepare and, within 30 days after the date of this Plan of Merger, deliver to Old Kent two copies of the Schedule of Additional Information attached as EXHIBIT D. The Schedule of Additional Information shall contain the information described in EXHIBIT D with appropriate references and cross-references with respect to each of the disclosures and appropriate identifying marking with respect to each of the documents. The Schedule of Additional Information shall include true, correct and complete copies of each and every document specified in EXHIBIT D.

         5.2 CHANGES AFFECTING REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or Merchants becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the Merchants Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete in any material respect; or (b) would have caused one or more of such representations and warranties to be untrue or incomplete in any material respect had such facts been known or had such event occurred prior to the date of this Plan of Merger, then such party (the "NOTIFYING PARTY") shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, together with all pertinent documents, to the other party. Unless waived by the other party in writing, the Notifying Party shall use all reasonable efforts to take remedial or preventative action, if possible, in order that such representations and warranties will again be true and complete by the Closing. No remedial action taken by a Notifying Party shall be deemed to cure a breach of any representation or warranty given by the Notifying Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the other party.

         5.3 MERCHANTS' CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. Merchants agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Merchants shall, and it shall cause each of its subsidiaries to:

                  5.3.1 ORDINARY COURSE. Conduct its business, manage its property and invest its assets only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the date of this Plan of Merger, and not make any substantial change to its expenditures or methods of management, operation, or practices in respect of such business, property or investments.

                  5.3.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Merchants in this Plan of Merger, and take no action that would cause Merchants' representations and warranties to become untrue in any material respect except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction or this Plan of Merger.

                  5.3.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, administrative orders, and formally adopted internal policies and procedures applicable to the conduct of its business, except to the extent that the application of any law, regulation, or order is being contested in good faith and Old Kent has been notified of such contest.

                  5.3.4 NO AMENDMENTS. Make no change in its certificate of incorporation or its bylaws.

                  5.3.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws, rules, regulations, governmental policy issuances, accounting standards, and formally adopted internal policies and procedures.

                  5.3.6 NO CHANGE IN STOCK. Except as contemplated by this Plan of Merger or the Option Agreement or as provided under the Merchants Rights Agreement in effect on the date of this Plan of Merger: (a) make no change in the number of shares of its capital stock issued and outstanding other than Permitted Issuances; (b) grant no warrant, option, or commitment relating to its capital stock, except for new options awarded pursuant to the Option Plan as determined by the formula prescribed by the Option Plan consistent in amount, nature and time with Merchants' past practices with respect to awards made under the Option Plan; (c) enter into no agreement relating to its capital stock; and (d) issue no securities convertible into its capital stock.

                  5.3.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order, and condition, reasonable wear and tear and damage by fire or other casualty covered by insurance excepted.

                  5.3.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

                  5.3.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

                  5.3.10 CHARGE-OFFS. Charge off loans and maintain its allowance for loan and lease losses, in each case in a manner in conformity with the prior practices of Merchants and Merchants Bank and applicable industry, regulatory, and accounting standards.

                  5.3.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

                  5.3.12 NEW DIRECTORS OR EXECUTIVE OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings, not (a) increase the number of directors or fill any vacancy on the board of directors, except as disclosed in the Disclosure Statement (b) elect or appoint any person to an executive office, or
         (c) hire any person to perform the services of an executive officer.

                  5.3.13 COMPENSATION AND FRINGE BENEFITS. Take no action to increase, or agree to increase, the salary, severance, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group without Old Kent's prior written consent, except that Merchants may pay or agree to pay:

                           (a) for periods ending on or before the date of the
                  Effective Time, previously planned or scheduled salary increases, consistent with past practices, that have been disclosed in writing to Old Kent prior to the date of this Plan of Merger;

                           (b) for periods ending on or before the date of the
                  Effective Time, existing cash-only incentive awards under: (i) the plans disclosed in the Merchants Disclosure Statement, including Merchants' Management Incentive Plan and Merchants' Senior Management Profit Sharing Plan, based on individual or departmental performance as provided under those plans for 1999 and pro rated for the year 2000 through the date of the Effective Time; and (ii) any other Merchants' plans if, and only to the extent that such payments are consistent in nature and amount with past practice and Old Kent expressly consents to such payments in writing, which consent shall not be unreasonably withheld; each of which awards shall be paid or become effective, as the case may be, not later than the Effective Time;

                           (c) for periods ending on or before the date of the
                  Effective Time, all amounts payable to each participant under the terms of Merchants' Director Deferred Fee Plan, a copy of which is contained in the Merchants Disclosure Statement, as if the Merger had already been consummated;

                           (d) stay bonuses up to an aggregate of $500,000 to
                  induce employees of Merchants and its subsidiaries who are not covered by any existing employment agreement or change in control agreement (collectively, STAY BONUSES) to continue their employment until 30 days after conversion of Merchants' systems or such earlier date as Old Kent may approve to be released by their employer, which shall be allocated among employees according to the relative importance of their services to their employer and not solely on a pro rata or seniority basis; PROVIDED, further that Merchants shall consult with Old Kent with respect to the allocation and individual amounts of the Stay Bonuses;

                           (e) the 1999 Holiday cash bonus to each employee in
                  amounts consistent with past practices, which have been disclosed in writing to Old Kent; and

                           (f) tuition reimbursements payable to employees for
                  past or current school semesters under the terms of Merchants' tuition reimbursement plan, a copy of which is contained in the Merchants Disclosure Statement; and Merchants may release such employees from their related obligations to repay Merchants for any reimbursements they have previously received from Merchants if their employment is terminated by Old Kent within one year after the Effective Time.

         The payment of any and all such compensation shall be subject to the limitations prescribed for pooling-of-interests accounting treatment of the Merger.

                  5.3.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger; make no contribution to any employee pension plan other than employer matching contributions and employer discretionary contributions to the Merchants Retirement Plan that are consistent in timing and amounts with the contributions made for 1997 and 1998.

                  5.3.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by Merchants or any of its subsidiaries, as the case may be, without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

                  5.3.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

                  5.3.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

                  5.3.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any material action, suit, proceeding, claim, arbitration, or investigation against, relating to, or affecting: (a) Merchants or any of its subsidiaries; (b) their respective directors, officers, or employees in their capacities as such; (c) Merchants' or any of Merchants' subsidiaries' assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger.

                  5.3.19 COOPERATION. Take such reasonable actions as may be necessary to consummate the Merger and the Bank Consolidation.

                  5.3.20 CHARITABLE CONTRIBUTIONS. Neither make nor renew any charitable contributions, gifts, commitments, or pledges of cash or other assets except for contributions that in the aggregate will have a fair market value not greater than $100,000 in each of the years 1999 and 2000, respectively; PROVIDED, that the aggregate amount that may be contributed in the year 2000 shall be prorated for the number of days prior to the Effective Time.

                  5.3.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the date of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to Merchants, except pursuant to prior commitments or plans made by Merchants that are disclosed in the Merchants Disclosure Statement.

                  5.3.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to Merchants or any of its subsidiaries that is not terminable by Merchants without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $50,000, except for legal, accounting, and other ordinary expenses related to this Plan of Merger.

                  5.3.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, renew any lease, purchase, or otherwise acquire use of any real property for a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by Merchants or Merchants Bank that are disclosed in the Merchants Disclosure Statement.

                  5.3.24 STRATEGIC ALLIANCES. Take no action to enter into, or commit to enter into, any joint venture, strategic alliance, or material relationship with any person to jointly develop, market, or offer any product or service; or disclose any customer names, addresses, telephone numbers, or lists to any person not employed by Merchants or its subsidiaries in connection with their employment.

         5.4 APPROVAL OF PLAN OF MERGER BY MERCHANTS STOCKHOLDERS. Merchants, acting through its board of directors, shall, in accordance with the DGCL and its certificate of incorporation and bylaws, promptly and duly call, give notice of, convene, and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a stockholders meeting for the purpose of adopting this Plan of Merger (the "STOCKHOLDERS' MEETING").

                  5.4.1 BOARD RECOMMENDATION. Except while a "Fiduciary Event" (as defined below) has occurred and continues, at the Stockholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of Merchants shall declare that this Plan of Merger is advisable and recommend that its stockholders vote for approval of this Plan of Merger.

                  5.4.2 SOLICITATION OF PROXIES. Except while a Fiduciary Event has occurred and continues:

                           (a) Merchants shall use its best efforts to solicit
                  from its stockholders proxies to vote on the proposal to approve this Plan of Merger and to secure a quorum at the Stockholders' Meeting.

                           (b) Merchants shall use its best efforts to secure
                  the vote of stockholders required by the DGCL and Merchants' certificate of incorporation and bylaws to approve this Plan of Merger.

                  5.4.3 FIDUCIARY EVENT. A "FIDUCIARY EVENT" shall have occurred when the board of directors of Merchants has (a) received in writing a "Superior Proposal" (defined below), which is then pending, (b) determined in good faith (based on the advice of legal counsel) that the failure to so withdraw, modify, or change its recommendation would cause the board of directors of Merchants to breach its fiduciary duties to Merchants' stockholders under applicable law, and (c) determined to accept and recommend the Superior Proposal to the stockholders of Merchants.

                  5.4.4 SUPERIOR PROPOSAL. A "SUPERIOR PROPOSAL" means any bona fide unsolicited Proposal (as defined in Section 5.9.2 (COMMUNICATION OF OTHER PROPOSALS)) made by a third party on terms that the board of directors of Merchants determines in its good faith judgment, based upon the written advice of McDonald or such other financial advisor of nationally recognized reputation, to be more financially favorable to Merchants' stockholders than this Plan of Merger.

                  5.4.5 NOTICE. Merchants agrees that it shall notify Old Kent at least two Business Days prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to its stockholders for adoption of this Plan of Merger. Notwithstanding anything to the contrary contained in this Plan of Merger, any withdrawal, modification, or change of recommendation upon a Fiduciary Event in accordance with the provisions of this Section shall not constitute a breach of this Plan of Merger by Merchants.

         5.5 REGULAR DIVIDENDS. Merchants shall not declare, set aside, pay, or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of the capital stock other than regular quarterly cash dividends in an amount not to exceed $0.12 per share per quarter of Merchants Common Stock payable on the regular historical payment dates, all in a manner consistent with Merchants' past dividend practice. Old Kent and Merchants agree that they will cooperate to assure that, during any calendar quarter, there shall not be a duplication of payment of dividends to stockholders of Merchants. Notwithstanding the preceding sentences, if and to the extent that the payment of a dividend in the manner provided in this Section would, in Old Kent's reasonable judgment, present a significant risk that under GAAP or the rules, regulations, or interpretations of the SEC or its staff, the Merger would not qualify for pooling-of-interests accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid.

         5.6 TECHNOLOGY-RELATED CONTRACTS. Merchants shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, data processing hardware lease agreements, and other material technology-related licensing or servicing agreements with independent vendors ("TECHNOLOGY-RELATED CONTRACTS") which will occur between the date of this Plan of Merger and the date of the Effective Time. Merchants' material Technology-Related Contracts are contained in the Merchants Disclosure Statement. Notwithstanding any other provision of this Section, Merchants shall not be obligated to take any irrevocable action, or irrevocably forego taking any action, with respect to these Technology-Related Contracts which would cause any such agreement to terminate, expire, or be materially modified prior to the Effective Time.

                  5.6.1 CONTRACT NOTICES. Merchants agrees to send to each vendor, as and when permitted after the date of this Plan of Merger, such notices of nonrenewal as may be necessary or appropriate under the terms of these Technology-Related Contracts to prevent them from automatically renewing for a term extending beyond the Effective Time. Such notices may be conditioned upon the consummation of the Merger.

                  5.6.2 EXTENSIONS AND RENEWALS. Merchants agrees to cooperate with Old Kent in negotiating with each vendor the length of any new, extension, or renewal term of these Technology-Related Contracts in those cases where such extension or term extends beyond the Effective Time.

                  5.6.3 NEW AGREEMENTS. Neither Merchants nor any of Merchants' subsidiaries shall enter into any new Technology-Related Contract, except with Old Kent's consent (which shall not be unreasonably withheld or delayed if such agreement is necessary for Merchants or any of its subsidiaries to conduct business in the ordinary course through the Effective Time).

         5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES.

                  5.7.1 MERCHANTS' AFFILIATES. Merchants shall use its best efforts to cause each director, executive officer, and other person who is an "affiliate" (for purposes of (a) Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (b) qualifying the Merger for pooling-of-interests accounting treatment) of Merchants to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meeting, a written agreement, in the form of EXHIBIT E (the "MERCHANTS AFFILIATE AGREEMENTS"). Merchants shall provide a list of such affiliates within seven days of the date of this Plan of Merger and shall update such list as necessary upon the reasonable request of Old Kent.

                  5.7.2 OLD KENT'S AFFILIATES. Old Kent shall use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meeting, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment.

                  5.7.3 PUBLISHING OPERATING RESULTS. Old Kent shall use all reasonable efforts to publish as promptly as reasonably practical but in no event later than 30 days after the end of the first full month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         5.8  INDEMNIFICATION AND INSURANCE.

                  5.8.1 INDEMNIFICATION. Old Kent shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the directors and officers of Merchants and Merchants' subsidiaries under their certificate of incorporation, articles of association, or bylaws which, as enforceable contractual rights, shall survive the Merger and shall, as contractual rights, continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

                  5.8.2 INSURANCE. Old Kent shall use all reasonable efforts to cause the persons serving as officers and directors of Merchants immediately prior to the Effective Time to be covered for a period of at least two years from the Effective Time by the directors' and officers' liability insurance policy maintained by Merchants with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such. Old Kent may substitute for Merchants' current coverage new coverage under policies offering at least comparable coverage and amounts containing terms and conditions that are not materially less advantageous than Merchants' current policy. In no event shall Old Kent be required to spend, directly or indirectly through Merchants or its subsidiaries, more than $70,000 per annum
         (the "INSURANCE AMOUNT") to either maintain or procure insurance coverage pursuant to this Plan of Merger. Old Kent and Merchants agree to cooperate and use reasonable efforts to maximize the insurance coverage that may be available for the Insurance Amount. If Old Kent does not advise Merchants in writing prior to the commencement of the Pricing Period that it has procured such coverage for at least two years or agrees to do so without regard to the Insurance Amount, Merchants shall be permitted (after giving Old Kent three Business
         Days prior written notice and an additional two Business Day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

         5.9 EXCLUSIVE COMMITMENT. Except as provided below, neither Merchants nor any of Merchants' Representatives, investment bankers, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

                  5.9.1 NO SOLICITATION. Neither Merchants nor any of Merchants' Representatives, investment bankers, or agents shall, directly or indirectly, invite, initiate, solicit, encourage, or unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Merchants, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of Merchants), negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Merchants or any of its subsidiaries other than the Merger (a "BUSINESS COMBINATION").

                  5.9.2 COMMUNICATION OF OTHER PROPOSALS. Merchants shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates. Within five Business Days after Merchants' receipt of a Proposal, Merchants shall give notice to Old Kent whether or not a Fiduciary Event has occurred and, if it has not occurred, Merchants' notice shall include a copy of Merchants' unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, Merchants shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

                  5.9.3 FURNISHING INFORMATION. Unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Merchants, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of Merchants), neither Merchants nor any of Merchants' Representatives, investment bankers, or agents shall furnish any nonpublic information concerning Merchants to any person who is not affiliated or under contract with Merchants or Old Kent, except as required by applicable law or regulations and prior to furnishing such information to such person, Merchants shall receive from such person an executed confidentiality agreement with terms no less favorable to Merchants than those contained in its confidentiality agreement with Old Kent and Merchants shall then provide only such information as has been furnished previously to Old Kent.

                  5.9.4 CORPORATE LIABILITY FOR INDIVIDUAL'S BREACH. For the purposes of this Section, any breach of this Section by an executive officer or director of Merchants in his or her individual capacity shall be deemed to be a breach by Merchants.

         5.10 REGISTRATION STATEMENT. Old Kent agrees to prepare and file with the SEC under the Securities Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent agrees to provide Merchants with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to provide Merchants, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify Merchants of any stop orders or threatened stop orders with respect to the Registration Statement. Merchants agrees to provide to Old Kent all necessary information pertaining to Merchants promptly upon request, and to use all reasonable efforts to obtain the cooperation of Merchants' independent accountants, attorneys and investment bankers in connection with the preparation of the Registration Statement.

         5.11 OTHER FILINGS. Old Kent agrees to prepare and file with the Federal Reserve Board and each other regulatory agency having jurisdiction all documents reasonably required to obtain each necessary approval of or consent to consummate the Merger. Old Kent agrees to provide Merchants with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as Merchants may reasonably request. Old Kent shall provide Merchants with copies of all material correspondence received from these agencies and all material responsive correspondence sent to these agencies.

         5.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Merger. Old Kent and Merchants will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

         5.13 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall:

                  5.13.1 ACCESS. Permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times.

                  5.13.2 COOPERATION. Use reasonable efforts to cause its and each of their respective subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives.

                  5.13.3 INFORMATION. Furnish to the other, upon reasonable request, any information reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs; PROVIDED, that the furnishing of such information will not result in the waiver of an attorney-client or other privilege and Old Kent is advised that the information is not being furnished for that reason.

                  5.13.4 CONSENTS. Each of Old Kent and Merchants acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

                  5.13.5 RETURN AND RETENTION. In the event of termination of this Plan of Merger, Old Kent and Merchants each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and Merchants each agree to preserve intact all such materials that are returned to them and to make such materials reasonably available upon reasonable request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

         5.14 CONFIDENTIALITY. Except as provided below, Old Kent, MergerSub and Merchants each agree:

                  5.14.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

                  5.14.2 NO OTHER USE. No party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

                  5.14.3 EXCEPTED INFORMATION. The provisions of this Section shall not preclude Old Kent or Merchants, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

                  5.14.4 PROHIBIT INSIDER TRADING. Old Kent and Merchants shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

         5.15 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of Merchants' Real Property and Premises and, at Old Kent's option, (a) any other real estate formerly owned by Merchants or any of its subsidiaries, and (b) any other real estate acquired by any of Merchants' subsidiaries in satisfaction of a debt previously contracted. As to each such property:

                  5.15.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a preliminary ("PHASE I") assessment of the property. Merchants and Merchants' subsidiaries shall provide reasonable assistance, including site access, a knowledgeable contact person, and documentation relating to the real estate and any prior environmental investigations or reports, to the consultant for purposes of conducting the Phase I assessments.

                  5.15.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment that Old Kent reasonably believes could pose a current or future risk of a liability, interference with use, or diminution of value of the property that could be material, then Old Kent shall identify that risk to Merchants, identify the facts or conditions underlying that risk, and provide Merchants with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

                  5.15.3 PHASE II AND III WORK. Old Kent may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably considers necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk ("PHASE II AND III WORK"). Old Kent shall provide copies of those estimates to Merchants. The fees and expenses of any Phase II and III Work shall be paid by Merchants. Old Kent and Merchants shall cooperate in the review, approval, and implementation of all work plans for Phase II and III Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Old Kent and Merchants. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing. If the proposed work plans or removal or remediation actions would entail a material cost to complete, Old Kent and Merchants shall discuss a mutually acceptable modification to this Plan of Merger.

                  5.15.4 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and Merchants are unable to agree upon a course of action to complete any Phase II and III Work and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures taken pursuant to
         Section 5.15.3 (PHASE II AND III WORK); (ii) the estimated cost of all investigative actions and remedial or other corrective actions or measures not undertaken but required by Environmental Laws, or necessary to avoid future exposure to material liability under Environmental Laws; and (iii) all diminutions of the value of such properties; in the aggregate will not exceed $1,000,000, then Old Kent may terminate this Plan of Merger as provided in Section 8.3.2 (ENVIRONMENTAL RISKS).

         5.16 EMPLOYMENT AMENDMENTS. Merchants shall use its best efforts to cause Merchants Bank, prior to execution of this Plan of Merger, to obtain executed implementation agreements (in the form previously agreed to by Old Kent and Merchants) to the existing employment agreement and change of control agreements providing for, among other things, mutually agreeable interpretations of such agreements, procedures for implementing such agreements, and a provision for a general release, which shall only become effective upon consummation of the Merger at the Effective Time (the "EMPLOYMENT AMENDMENTS").

         5.17 TERMINATION OF THRIFT PLAN. Merchants covenants and agrees not to terminate the Merchants Retirement Plan prior to the Effective Time. Merchants further covenants and agrees to provide Old Kent with reasonable assistance, approve and adopt all resolutions, and take all other actions that are necessary and appropriate in the judgment of Old Kent to effectuate the termination of the Merchants Retirement Plan as soon as practicable after the Effective Time.

Old Kent covenants and agrees to terminate the Merchants Retirement Plan as soon as practicable after the Effective Time.

         5.18 ACCOUNTING AND TAX TREATMENT. During the term of this Plan of Merger, Old Kent, MergerSub, and Merchants each agree not to take any action that would prevent Old Kent from qualifying, or materially increase the risk of disqualifying, the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; PROVIDED, that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and Merchants each agree to take such actions as may be reasonably required to negate the impact of any past or future actions taken prior to the Effective Time that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests.

         5.19 PUBLIC ANNOUNCEMENTS. Old Kent, MergerSub, and Merchants shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Plan of Merger, except as may be otherwise required by law, and neither Old Kent, MergerSub, nor Merchants shall issue any news releases with respect to this Plan of Merger or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

         5.20 YEAR 2000 PREPARATIONS. Old Kent, Merchants, and Merchants' subsidiaries shall each continue to use commercially reasonable efforts to implement their respective Year 2000 plans in accordance with applicable laws, regulations, guidelines, and issuances from regulators having jurisdiction, whether now or later in effect. Old Kent, Merchants, and Merchants' subsidiaries shall coordinate any remaining planning and implementation of their respective Year 2000 plans. Merchants and its subsidiaries shall consult with Old Kent before purchasing or installing, for the purpose of becoming Year 2000 Ready, any new Year 2000 Assets having an individual or aggregate purchase price of $100,000 or more.

           ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

         All obligations of Old Kent and MergerSub under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old Kent), prior to or at the Closing, of each of the following conditions:

         6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

                  6.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Merchants contained in this Plan of Merger shall be true, correct and complete when made and as of the Closing as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger; (b) for representations and warranties relating to a time or times other than the Closing that were or will be true, correct and complete at such time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

                  6.1.2 COMPLIANCE WITH AGREEMENTS. Merchants shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Merchants prior to or at the Closing in all material respects.

                  6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Merchants, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request.

         6.2 OPINION OF LEGAL COUNSEL. Merchants shall have delivered to Old Kent an opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, counsel for Merchants, dated as of the date of the Closing and substantially in the form contained in EXHIBIT F, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

         6.3 REQUIRED REGULATORY APPROVALS. Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by Merchants, Old Kent, and MergerSub of their respective obligations under this Plan of Merger and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

         6.4 STOCKHOLDER APPROVAL. The stockholders of Merchants shall have approved this Plan of Merger.

         6.5 ORDER, DECREE, ETC. Neither Old Kent, MergerSub, nor Merchants shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

         6.6 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened against or relating to Merchants, any of Merchants' subsidiaries, or its or their respective directors and officers (in the capacity as such), properties, or businesses that may result in any liability that is reasonably likely to have a Material Adverse Effect on Merchants or any of its subsidiaries.

         6.7 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance to Old Kent, substantially to the effect that:

                  6.7.1 REORGANIZATION. The acquisition of substantially all of the assets of Merchants by Old Kent solely in exchange for Old Kent Common Stock and the assumption by Old Kent of liabilities of Merchants will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and Merchants will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

                  6.7.2 ASSETS' TAX BASIS. The basis of the Merchants assets in the hands of Old Kent will be the same as the basis of those assets in the hands of Merchants immediately prior to the Merger.

                  6.7.3 NO GAIN OR LOSS. No gain or loss will be recognized by Old Kent on the constructive acquisition by Old Kent of substantially all of the assets of Merchants in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of Merchants.

                  6.7.4 HOLDING PERIOD. The holding period of the assets of Merchants in the hands of Old Kent will include the holding period during which such assets were held by Merchants.

The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Merchants and its subsidiaries.

         6.8 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

         6.9 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of Merchants on behalf of Merchants, and by the transfer agent for Merchants Common Stock, certifying (a) the total number of shares of capital stock of Merchants issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of Merchants Common Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

         6.10 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of Merchants upon consummation of the Merger under (a) any agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver is reasonably likely to have a Material Adverse Effect on Merchants; and (b) each contract identified in EXHIBIT H (collectively, the "DESIGNATED CONTRACTS"); all in form and substance reasonably satisfactory to Old Kent.

         6.11 POOLING ASSURANCES. Old Kent shall have received a letter addressed to Old Kent and Merchants, from Merchants' independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, Merchants is eligible to participate in a pooling-of-interests combination and a letter from Old Kent's independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from Merchants' independent accountants) the Merger should be treated as a pooling-of-interests for accounting and financial reporting purposes, subject to satisfaction of post-Merger conditions. Merchants and Old Kent agree to provide their respective independent public accountants with such information and documentation as may be reasonably requested for this purpose.


          ARTICLE VII - CONDITIONS PRECEDENT TO MERCHANTS' OBLIGATIONS

         All obligations of Merchants under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Merchants), prior to or at the Closing, of each of the following conditions:

         7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

                  7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Old Kent and MergerSub contained in this Plan of Merger shall be true, correct, and complete when made and as of the Closing as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger; (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true, correct, and complete at such time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

                  7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent and MergerSub shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent and MergerSub prior to or at the Closing in all material respects.

                  7.1.3 CERTIFICATES. Compliance with Sections 7.1.1 (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent and MergerSub, dated as of the date of the Closing, certifying the foregoing in such detail as Merchants may reasonably request.

         7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to Merchants an opinion of Warner Norcross & Judd LLP, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in EXHIBIT G, with only such changes as may be reasonably satisfactory to counsel for Merchants.

         7.3 REQUIRED REGULATORY APPROVALS. Merchants, Old Kent, and MergerSub shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Merchants, Old Kent and MergerSub of their respective obligations under this Plan of Merger and the consummation of the Merger.

         7.4 STOCKHOLDER APPROVAL. Merchants shall have received the requisite approval of the stockholders of Merchants of this Plan of Merger.

         7.5 ORDER, DECREE, ETC. Neither Old Kent, MergerSub, nor Merchants shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

         7.6 TAX MATTERS. Merchants shall have received a tax opinion from Old Kent's counsel, reasonably satisfactory in form and substance to Merchants, substantially to the effect that:

                  7.6.1 REORGANIZATION. The acquisition of substantially all of the assets of Merchants by Old Kent solely in exchange for Old Kent Common Stock and the assumption by Old Kent of liabilities of Merchants will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and Merchants will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

                  7.6.2 NO GAIN OR LOSS. No gain or loss will be recognized by the stockholders of Merchants upon the receipt of Old Kent Common Stock in exchange for all of their shares of Merchants Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

                  7.6.3 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by stockholders of Merchants will, in each instance, be the same as the basis of the respective shares of Merchants Common Stock surrendered in exchange therefor.

                  7.6.4 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by stockholders of Merchants will, in each instance, include the period during which the Merchants Common Stock surrendered in exchange therefor was held, PROVIDED, that the Merchants Common Stock was, in each instance, held as a capital asset in the hands of the stockholder of Merchants at the Effective Time.

The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent and its subsidiaries.

         7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

         7.8 FAIRNESS OPINION. Merchants shall have received an opinion from McDonald reasonably acceptable to Old Kent, dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to Merchants' stockholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn; PROVIDED, that Merchants shall have used all reasonable efforts to obtain such a fairness opinion.

         7.9 LISTING OF SHARES. The shares of Old Kent Common Stock that shall be issued to the stockholders of Merchants upon consummation of the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

         7.10 EXCHANGE AGENT CERTIFICATE. Merchants shall have received a certificate from the Exchange Agent certifying to receipt of shares of Old Kent Common Stock to be issued and sufficient cash to make payments in lieu of fractional shares as contemplated by this Plan of Merger.

                  ARTICLE VIII - ABANDONMENT OF MERGER

         This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Plan of Merger by the stockholders of Merchants may have previously been obtained) as follows:

         8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and Merchants.

         8.2 UPSET DATE. By either Old Kent or Merchants if the Merger shall not have been consummated on or before February 29, 2000.

         8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

                  8.3.1 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied notwithstanding Old Kent's best efforts to comply with those covenants given by Old Kent in this Plan of Merger.

                  8.3.2 ENVIRONMENTAL RISKS. If Old Kent has given Merchants notice of an unacceptable Environmental Risk as provided in Section
         5.15.4 (OLD KENT'S TERMINATION RIGHTS).

                  8.3.3 POOLING QUALIFICATION. At any time after Old Kent's independent accountants have advised Old Kent that they are not of the opinion that the Merger is likely to qualify for treatment as a pooling-of-interests for accounting and financial reporting purposes; PROVIDED, that Old Kent shall not have wilfully taken any action to disqualify the Merger as a pooling-of-interests for accounting and financial reporting purposes; PROVIDED FURTHER, that Merchants shall have a period of 30 days after notification by Old Kent to cure any condition that would prevent the Merger from qualifying for treatment as a pooling-of-interests for accounting and financial reporting purposes.

                  8.3.4 APPROVAL OF MERCHANTS' STOCKHOLDERS. This Plan of Merger is not approved by the requisite vote of Merchants' stockholders at the Stockholders' Meeting.

                  8.3.5 OCCURRENCE OF A FIDUCIARY EVENT. At any time after there has occurred a Fiduciary Event.

                  8.3.6 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Merchants.

                  8.3.7 MERCHANTS RIGHTS AGREEMENT. If there shall have occurred any event triggering the distribution of Merchants Rights to stockholders under the Merchants Rights Agreement.

                  8.3.8 YEAR 2000 FAILURE. In the event of a material breach of Merchants' representations or warranties contained in Section 4.39 (YEAR 2000 COMPLIANCE); or if Merchants' or its subsidiaries' Year 2000 Assets fail to be Year 2000 Ready and such failure causes material errors or disruptions in their respective businesses or customer service.

         8.4 MERCHANTS' RIGHTS TO TERMINATE. By the board of directors, or a duly authorized committee thereof, of Merchants under any of the following circumstances:

                  8.4.1 UPSET CONDITION. If the Upset Condition exists in accordance with Section 2.2 (UPSET PROVISION) during the time period provided for in such Section.

                  8.4.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by Merchants at such time as such condition can no longer be satisfied notwithstanding Merchants' best efforts to comply with those covenants given by Merchants in this Plan of Merger.

                  8.4.3 APPROVAL OF MERCHANTS' STOCKHOLDERS. This Plan of Merger is not approved by the requisite vote of Merchants' stockholders at the Stockholders' Meeting and Merchants' board of directors has advised Old Kent that it does not believe that such vote can be obtained through reasonable further efforts.

                  8.4.4 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Old Kent.

                  8.4.5 YEAR 2000 FAILURE. In the event of a material breach of Old Kent's representations or warranties contained in Section 3.17 (YEAR 2000 COMPLIANCE); or if Old Kent's or its subsidiaries' Year 2000 Assets fail to be Year 2000 Ready and such failure causes material errors or disruptions in their respective businesses or customer service.

         8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either Merchants or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of Merchants', Old Kent's, any of their respective subsidiaries, or any of their respective directors, officers, or employees shall have any liability of any nature whatsoever under this Plan of Merger, or in connection with the transactions contemplated by this Plan of Merger (other than the Option Agreement), except that (a) the Option Agreement and Sections 5.14 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION), 9.2 (NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS), and 9.4 (EXPENSES), shall survive any termination of this Plan of Merger, and (b) notwithstanding anything to the contrary contained in this Plan of Merger, neither Merchants, Old Kent, nor MergerSub shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Plan of Merger.

                           ARTICLE IX - MISCELLANEOUS

         Subject to the terms and conditions of this Plan of Merger, Old Kent, MergerSub, and Merchants further agree as follows:

         9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, Merchants or its subsidiaries, taken as a whole; or (b) the ability of Old Kent or Merchants, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse Effect: (a) changes in GAAP, generally applicable to financial institutions and their holding companies, however, excluding from this exception any material change to pooling-of-interests accounting rules;
(b) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (c) changes in economic conditions (including changes in the level of interest rates) generally affecting financial institutions; (d) fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions); and (e) the failure of public utilities, multi-user data transmission networks, interchanges, switches, and other problems related to the Year 2000 Problem affecting the banking industry as a whole.

         9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants, and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Merchants Affiliate Agreements, Employment Amendments, and those covenants and agreements contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

         9.3 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent, MergerSub, and Merchants, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

         9.4 EXPENSES. Except as otherwise provided in this Plan of Merger, Merchants and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by Merchants.

         9.5 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of Merchants, Merchants Bank, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

         9.6 JURISDICTION; VENUE; JURY. The parties acknowledge that jurisdiction and venue may be permissible in more than one jurisdiction or court district. For the convenience of the parties and to expedite the resolution of any dispute that may arise between them, Old Kent, MergerSub, and Merchants each agree to the jurisdiction and venue of any state or federal court located in

Kent County, Michigan. Old Kent, MergerSub, and Merchants each hereby agree not to assert any defense of improper jurisdiction or venue and each waive their right to a trial by jury.

         9.7 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

         9.8 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given and effective immediately if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

IF TO OLD KENT OR MERGERSUB:                  WITH A COPY TO:

Old Kent Financial Corporation                Warner Norcross & Judd LLP
Attention:   Mary E. Tuuk, Senior Vice        Attention:    Mr. Gordon R. Lewis
President and Legal Coordinator               900 Old Kent Building
111 Lyon Street, N.W., Suite 100              111 Lyon Street, N.W.
Grand Rapids, Michigan 49503                  Grand Rapids, Michigan 49503-2489

Facsimile:        (616) 771-4698              Facsimile:        (616) 752-2500
Telephone:        (616) 771-5272              Telephone:        (616) 752-2000

IF TO MERCHANTS:                              WITH A COPY TO:

Merchants Bancorp, Inc.                       Barack Ferrazzano Kirschbaum
Attention:   Mr. Calvin R. Myers              Perlman & Nagelberg
1851 West Galena Boulevard                    Attention:  Mr. John E. Freechack
Aurora, Illinois 60507                        333 West Wacker Drive, Suite 2700
                                              Chicago, Illinois 60606
Facsimile:        (630) 801-2882
Telephone:        (630) 859-7860              Facsimile:        (312) 984-3150

Telephone:        (312) 984-3100

         9.9 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws.

         9.10 ENTIRE AGREEMENT. This Plan of Merger (including all exhibits and ancillary agreements described in this Plan of Merger) supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Plan of Merger) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. No party may assign any of its rights or obligations under this Plan of Merger to any other person.

         9.11 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent, MergerSub, and Merchants and their respective successors. Except to the extent provided in Section 5.8 (INDEMNIFICATION AND INSURANCE) and Section
5.17 (TERMINATION OF THRIFT PLAN), nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than Old Kent, MergerSub, and Merchants any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

         9.12 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

         9.13 FURTHER ASSURANCES; PRIVILEGES. Each of Old Kent and Merchants shall, at the request of the other, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

         9.14 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger. With respect to any term, references to the singular form of the word include its plural form and references to the plural form of the word include its singular form.

         9.15 CALCULATION OF DATES AND DEADLINES. Unless otherwise specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

         9.16 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.

         9.17 OLD KENT'S ASSURANCES REGARDING MERGERSUB. In consideration of Merchants' execution and delivery of this Plan of Merger, Old Kent absolutely, unconditionally and irrevocably guarantees prompt payment when due of any and all amounts due from MergerSub to Merchants under this Plan of Merger and prompt performance of all of MergerSub's other obligations under this Plan of Merger; subject, however, to all of MergerSub's rights and defenses under this Plan of Merger. Old Kent, as sole shareholder of MergerSub, agrees that it shall vote all of the outstanding capital stock of MergerSub in favor of approval of this Plan of Merger and the Merger.

              IN WITNESS WHEREOF, the undersigned parties have duly executed and acknowledged this Plan of Merger as of the date first written above.

                           OLD KENT FINANCIAL CORPORATION


                           By /s/  Mark F. Furlong
                              ------------------------------------------------
                                 Mark F. Furlong, Executive Vice President and
                                    Chief Financial Officer


                           MERCHANTS ACQUISITION CORPORATION


                           By /s/  Mark F. Furlong
                              ------------------------------------------------
                                 Mark F. Furlong, President


             [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

             IN WITNESS WHEREOF, the undersigned party has duly executed and acknowledged this Plan of Merger as of the date first written above.


                                  MERCHANTS BANCORP, INC.


                                  By /s/  Calvin R. Myers
                                     ------------------------------------
                                      Calvin R. Myers, Chairman, President and
                                        Chief Executive Officer